                                                                    Exhibit 10.1
                                                                    ------------
                                                                       EXECUTION

                             COMFORCE CORPORATION,

                                 as Guarantor,

                           COMFORCE OPERATING, INC.,
                                 as Guarantor,

                           UNIFORCE SERVICES, INC.,
                                 as Guarantor,

                 THE DIRECT AND INDIRECT SUBSIDIARIES OF SUCH
                           GUARANTORS NAMED HEREIN,
                         as Borrowers and Guarantors,

                           THE LENDERS NAMED HEREIN,
                                  as Lenders,

                   TRANSAMERICA BUSINESS CREDIT CORPORATION

                            as Co-Agent and Lender,

                     THE CIT GROUP/BUSINESS CREDIT, INC.,
                        as Collateral Agent and Lender

                                      and

                  IBJ WHITEHALL BUSINESS CREDIT CORPORATION,
                     as Administrative Agent and as Lender

          ----------------------------------------------------------

                          LOAN AND SECURITY AGREEMENT

          ----------------------------------------------------------


                         Dated as of December 14, 2000

                                   CONTENTS

Clause                                                                                    Page
1.    DEFINITIONS.........................................................................   2

      1.1      Certain Defined Terms......................................................   2

      1.2      Accounting Terms...........................................................  19

      1.3      Other Definitional Provisions..............................................  20

2.    LOANS AND COLLATERAL................................................................  20

      2.1      Loans......................................................................  20

      2.2      Interest...................................................................  30

      2.3      Fees.......................................................................  34

      2.4      Payments and Prepayments...................................................  35

      2.5      Use of Proceeds............................................................  37

      2.6      Term of this Agreement.....................................................  37

      2.7      Statements.................................................................  37

      2.8      Grant of Security Interest.................................................  38

      2.9      Capital Adequacy and Other Adjustments.....................................  38

      2.10     Taxes......................................................................  39

      2.11     Required Termination and Prepayment........................................  41

      2.12     Optional Prepayment/Replacement of Lenders in Respect of Increased Costs...  41

      2.13     Compensation...............................................................  42

      2.14     Booking of LIBOR Loans.....................................................  42

      2.15     Assumptions Concerning Funding of LIBOR Loans..............................  42

3.    CONDITIONS TO LOANS.................................................................  43

      3.1      Conditions to Loans........................................................  43

4.    BORROWERS' REPRESENTATIONS AND WARRANTIES...........................................  46

      4.1      Organization, Powers, Capitalization.......................................  46

      4.2      Authorization of Borrowing; No Conflict....................................  47

      4.3      Financial Condition........................................................  47

      4.4      Omitted..................................................  47

      4.5      Indebtedness and Liabilities.............................  47

      4.6      Account Warranties.......................................  48

      4.7      Names....................................................  48

      4.8      Locations; FEIN..........................................  48

      4.9      Title to Properties; Liens...............................  48

      4.10     Litigation; Adverse Facts................................  49

      4.11     Payment of Taxes.........................................  49

      4.12     Performance of Agreements................................  49

      4.13     Employee Benefit Plans...................................  49

      4.14     Intellectual Property....................................  50

      4.15     Broker's Fees............................................  50

      4.16     Government Consents......................................  50

      4.17     Environmental Compliance.................................  50

      4.18     Solvency.................................................  50

      4.19     Disclosure...............................................  50

      4.20     Insurance................................................  51

      4.21     Compliance with Laws.....................................  51

      4.22     Bank Accounts............................................  51

      4.23     Subsidiaries.............................................  51

      4.24     Employee Matters.........................................  52

      4.25     Governmental Regulation..................................  52

      4.26     Amendments to Schedules..................................  52

5.    AFFIRMATIVE COVENANTS.............................................  52

      5.1      Financial Statements and Other Reports...................  52

      5.2      Access to Accountants and Management.....................  58

      5.3      Inspection...............................................  58

      5.4      Collateral Records.......................................  58

      5.5      Account Covenants; Verification........................................  59

      5.6      Collection of Accounts and Payments; Cash Management Arrangements......  59

      5.7      Endorsement............................................................  60

      5.8      Corporate Existence....................................................  61

      5.9      Payment of Taxes.......................................................  61

      5.10     Maintenance of Properties; Insurance...................................  61

      5.11     Compliance with Laws...................................................  62

      5.12     Further Assurances.....................................................  62

      5.13     Collateral Locations...................................................  62

      5.14     Instruments; Chattel Paper.............................................  63

      5.15     Account Agreements.....................................................  63

      5.16     Use of Proceeds and Margin Security....................................  63

6.    FINANCIAL COVENANTS.............................................................  64

      6.1      Omitted................................................................  64

      6.2      Fixed Charge Coverage..................................................  64

      6.3      Minimum EBITDA.........................................................  64

      6.4      Maximum Capital Expenditures...........................................  65

7.    NEGATIVE COVENANTS..............................................................  65

      7.1      Indebtedness and Liabilities...........................................  65

      7.2      Guaranties.............................................................  66

      7.3      Transfers, Liens and Related Matters...................................  66

      7.4      Investments and Loans..................................................  68

      7.5      Restricted Junior Payments.............................................  68

      7.6      Restriction on Fundamental Changes.....................................  69

      7.7      Transactions with Affiliates...........................................  72

      7.8      Environmental Liabilities..............................................  72

      7.9      Conduct of Business....................................................  72

      7.10     Compliance with ERISA..................................................  72

      7.11     Tax Consolidations..............................................  72

      7.12     Subsidiaries....................................................  73

      7.13     Fiscal Year.....................................................  73

      7.14     Press Release; Public Offering Materials........................  73

      7.15     Bank Accounts...................................................  73

      7.16     Changes Relating to Senior Notes and Senior PIK Notes...........  73

8.    DEFAULT, RIGHTS AND REMEDIES.............................................  73

      8.1      Event of Default................................................  73

      8.2      Suspension of Commitments.......................................  78

      8.3      Acceleration....................................................  78

      8.4      Remedies........................................................  78

      8.5      Appointment of Attorney-in-Fact.................................  80

      8.6      Limitation on Duty of Agents with Respect to Collateral.........  80

      8.7      Application of Proceeds.........................................  81

      8.8      License of Intellectual Property................................  81

      8.9      Waivers, Non-Exclusive Remedies.................................  82

9.    ASSIGNMENT AND PARTICIPATION.............................................  82

      9.1      Assignments and Participations in Loans.........................  82

      9.2      Agents..........................................................  84

      9.3      Consents........................................................  90

      9.4      Set Off and Sharing of Payments.................................  91

      9.5      Disbursement of Funds...........................................  91

      9.6      Settlements, Payments and Information...........................  92

      9.7      Dissemination of Information....................................  94

      9.8      Discretionary Advances..........................................  95

10.   MISCELLANEOUS............................................................  95

      10.1     Expenses and Attorneys' Fees....................................  95

      10.2     Indemnity.......................................................  96

      10.3     Amendments and Waivers....................................................   96

      10.4     Notices...................................................................   97

      10.5     Survival of Warranties and Certain Agreements.............................   99

      10.6     Indulgence Not Waiver.....................................................   99

      10.7     Marshaling; Payments Set Aside............................................   99

      10.8     Entire Agreement..........................................................  100

      10.9     Independence of Covenants.................................................  100

      10.10    Severability..............................................................  100

      10.11    Lenders' Obligations Several; Independent Nature of Lenders' Rights.......  100

      10.12    Headings..................................................................  101

      10.13    APPLICABLE LAW............................................................  101

      10.14    Successors and Assigns....................................................  101

      10.15    No Fiduciary Relationship; Limitation of Liabilities......................  101

      10.16    CONSENT TO JURISDICTION...................................................  102

      10.17    WAIVER OF JURY TRIAL......................................................  102

      10.18    Construction..............................................................  102

      10.19    Counterparts; Effectiveness...............................................  102

      10.20    No Duty...................................................................  103

      10.21    Confidentiality...........................................................  103

      10.22    Co-Agent..................................................................  103

      10.23    Obligations Joint and Several.............................................  104

11.   GUARANTIES.........................................................................  104

      11.1     Guaranty of Guaranteed Obligations of Borrower............................  104

      11.2     Demand by Administrative Agent or Lenders.................................  105

      11.3     Enforcement of Guaranty...................................................  105

      11.4     Waiver....................................................................  105

      11.5     Benefit of Guaranty.......................................................  106

      11.6     Modification of Guaranteed Obligations, Etc...............................  106

      11.7     Reinstatement...........................................  107

      11.8     Deferral of Subrogation, Etc............................  107

      11.9     Election of Remedies....................................  108

      11.10    Limitation on Guaranteed Obligations....................  108

      11.11    Liability Cumulative....................................  109

EXHIBITS

A.        Assignment and Assumption Agreement
B.        Borrowing Base Certificate
C.        Compliance Certificate
D.        Rollforward Report
E.        Notice of Borrowing

SCHEDULES

1.1(B)    Other Liens
2.1(B)    Account Debtors
3.1(A)    List of Closing Documents
4.1(B)    Capitalization of Loan Parties
4.5       Other Indebtedness
4.7       Trade Names (Present and Past Five Years)
4.8 Location of Principal Place of Business, Books and Records and Collateral; FEIN
4.9       Owned and Leased Real Property
4.10      Litigation
4.11      Audits
4.14      Intellectual Property
4.22      Bank Accounts
4.24      Employee Matters

LOAN AND SECURITY AGREEMENT dated as of December 14, 2000,

AMONG

(1)  COMFORCE CORPORATION, a Delaware corporation ("CC");

(2) COMFORCE OPERATING, INC., a Delaware corporation ("COI") (together with CC, each a "Holding Party" and collectively, the "Holding Parties");

(3) UNIFORCE SERVICES, INC., a New York corporation ("USI"), BRENTWOOD OF CANADA, INC., a New York corporation, BRENTWOOD SERVICE GROUP, INC., a New York corporation ("Brentwood"), CAMELOT COMMUNICATIONS GROUP, INC., a New Jersey corporation, CAMELOT CONTROL GROUP, INC., a New Jersey corporation, CAMELOT CONSULTING GROUP, INC., a New Jersey corporation, CAMELOT GROUP, INC., a New Jersey corporation, COMFORCE INFORMATION TECHNOLOGIES, INC., a New York corporation, COMFORCE TECHNICAL ADMINISTRATIVE SERVICES, INC., a New York corporation, COMFORCE TECHNICAL SERVICES, INC., a Delaware corporation, COMFORCE TELECOM, INC., a Delaware corporation, COMPUTER CONSULTANTS FUNDING & SUPPORT, INC., a New York corporation, GERRI G., INC., a New York corporation, G.M.G. RESOURCES, INC., a New York corporation, CLINICAL LABFORCE OF AMERICA, INC., a New York corporation, LABFORCE OF AMERICA, INC., a New York corporation, PROFESSIONAL STAFFING FUNDING & SUPPORT, INC., a New York corporation, PRO SERVICES, INC., a Delaware corporation, PRO UNLIMITED, INC., a New York corporation, PRO UNLIMITED SERVICES, INC., a Delaware corporation, TEMPORARY HELP INDUSTRY SERVICING COMPANY, INC., a New York corporation ("THISCO"), UNIFORCE MIS SERVICES OF GEORGIA, INC., a Georgia corporation, UNIFORCE PAYROLLING SERVICES, INC., a New York corporation, UNIFORCE PAYROLLING TRI-STATE, INC. a New York corporation, UNIFORCE STAFFING SERVICES, INC., a New York corporation, UTS OF DELAWARE, INC., a Delaware corporation, SUMTEC CORPORATION, a Delaware corporation, THISCO OF CANADA, INC., a New York corporation (each a "Borrower" and, collectively, jointly and severally, "Borrowers");

(4)  COMFORCE ACQUISITION 1 CORP. a Delaware corporation ("Inactive
     Subsidiary");

(5) The financial institution(s) listed on the signature pages hereof and their respective successors and assigns (each a "Lender" and, collectively, "Lenders");

(6) TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Co-Agent") for itself as a Lender and as Co-Agent;

(7) THE CIT GROUP/BUSINESS CREDIT, INC. (in its individual capacity, "CIT"), a New York corporation, for itself as a Lender and as a Collateral Agent; and

(8) IBJ WHITEHALL BUSINESS CREDIT CORPORATION (in its individual capacity, "IBJW"), with offices at One State Street, New York, New York 10004, for itself as a Lender and as Administrative Agent.
WHEREAS

(1) All capitalized terms used herein are defined in Section 1 of this Agreement;

(2) Holding Parties and Borrowers desire that Lenders extend a credit facility to Borrowers to i) acquire and retire in one or more purchases Senior Notes at a discounted purchase price as permitted by this Agreement (the "Senior Note Prepayment") and to pay related tax expenses; ii) to refinance certain indebtedness of Borrowers; and iii) to provide financing for working capital and for general corporate purposes from time to time to Borrowers and their Subsidiaries;

(3) Borrowers desire to secure their obligations under the Loan Documents by granting to Administrative Agent, for the benefit of Lenders, a security interest in and lien upon certain of their property; and

(4) All Holding Parties, Borrowers and all Inactive Subsidiaries (each referred to herein individually as a "Corporate Guarantor" and jointly and severally and collectively as "Corporate Guarantors") are willing to guaranty all of the obligations of Borrowers to Administrative Agent and Lenders under the Loan Documents and to grant to Administrative Agent, for benefit of Lenders, a security interest in and lien upon certain property of the Corporate Guarantors to secure such guaranties;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, the Corporate Guarantors, Administrative Agent, Collateral Agent and Lenders agree as follows:

1.   DEFINITIONS

1.1  Certain Defined Terms

     The following terms used in this Agreement shall have the following meanings:

     "Account Agreements" means all agreements pursuant to which Purchased Accounts are purchased or Service Fee Accounts are generated.

     "Accounting Changes" has the meaning assigned to such term in subsection
     1.2.

    "Accounts" means all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by any Borrower arising or resulting from the sale of goods or the rendering of services and including, in any event, all Purchased Accounts and Service Fee Accounts.

    "Account Debtor" means any Person who may become obligated to any Loan Party under, with respect to, or on account of, an Account or Chattel Paper.

    "Account Seller" means, in the case of any Purchased Account, the Person from whom such Purchased Account was purchased and, in the case of any Service Fee Account, means the independent supplemental staffing firm or Licensee which provided the services creating such Service Fee Account.

    "Acquisition Costs" means the price, cost and expenses payable in connection with a Permitted Acquisition (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith).

    "Acquisition Pro Forma" has the meaning assigned to such term in subsection 7.6(B)(7)(i).

    "Acquisition Projections" has the meaning assigned to such term in subsection 7.6(B)(7)(i).

    "Activation Event" means the occurrence of both of the following events:
    (i) Unused Availability is less than $7,500,000 and (ii) the Borrowing Base less the sum of (x) the outstanding principal balance of the Revolving Loan plus (y) the Letter of Credit Reserve is less than $10,000,000.

    "Adjustment Date" means, the first day of each March, June, September or December next succeeding the date on which Administrative Agent receives the financial statements required to be delivered pursuant to subsection 5.1(B) for the most recently completed Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 2001, together with the Compliance Certificate and the Applicable Margin Report required to be delivered pursuant to subsection 5.1(E) with such financial statement provided, that notwithstanding the foregoing, the first Adjustment Date shall be the first anniversary of the Closing Date.

    "Administrative Agent" means IBJW in its capacity as an agent for Lenders under the Loan Documents and any successor in such capacity appointed pursuant to subsection 9.2.

    "Administrative Agent's Account" means ABA No. 026007825, Account No. 27725809 at IBJ Whitehall Bank & Trust Company, Reference: IBJ Whitehall Credit Corporation for the benefit of COMFORCE.

    "Affected Lender" has the meaning assigned to such term in subsection 2.12.

    "Affiliate" means any Person (other than any Agent or Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in any Loan Party; (c) five percent (5%) or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by any Loan Party; or
    (d) which has a senior executive officer who is also a senior executive officer of any Loan Party. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

    "Agent" means IBJW in its capacity as Administrative Agent and CIT in its capacity as Collateral Agent.

    "Agreement" means this Loan and Security Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

    "Allocable Amount" has the meaning assigned to such term in subsection 11.2(A).

    "Applicable Base Rate Margin" means, at any date, the applicable percentage set forth below opposite the Level of Leverage Ratio as of such date (as reflected, except as provided below, in the then most recent financial statements delivered pursuant to subsection 5.1(B) or 5.1(C) hereof, the Compliance Certificate and Applicable Margin Report):

                                                                                             Applicable Base
                           Level or Leverage Ratio                                             Rate Margin
          --------------------------------------------------------------------             -------------------

          Level I:     Leverage Ratio is equal to or less than 4.00                                  .0%

          Level II:    Leverage Ratio is greater than 4.00 but less than or equal to 4.50           .25%

          Level III:   Leverage Ratio is greater than 4.50 but less than or equal to 5.50           .50%

          Level IV:    Leverage Ratio is greater than 5.50 but less than or equal to 6.00           .75%

          Level V:     Leverage Ratio is greater than 6.00                                         1.00%

    ; provided that (a) the Applicable Base Rate Margin shall be that set forth above opposite Level IV from the Closing Date until the first Adjustment Date, (b) the Applicable Base Rate

    Margin determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Leverage Ratio falls within a different Level, and (c) if the financial statements, the related Compliance Certificate and the Applicable Margin Report for any fiscal period are not delivered by the date due pursuant to subsections 5.1(B), 5.1(C) and 5.1(E), the Applicable Base Rate Margin shall be that set forth above opposite Level V until the next subsequent Adjustment Date.

    "Applicable LIBOR Margin" means, at any date, the applicable percentage set forth below opposite the Level of Leverage Ratio as of such date (as reflected, except as provided below, in the then most recent financial statements delivered pursuant to subsection 5.1(B) or 5.1(C) hereof, the Compliance Certificate and Applicable Margin Report):

                                                                                                   Applicable LIBOR
                           Level or Leverage Ratio                                                      Margin
          --------------------------------------------------------------------                    -------------------
          Level I:    Leverage Ratio is equal to or less than 4.00                                        1.75%

          Level II:   Leverage Ratio is greater than 4.00 but less than or equal to 4.50                  2.00%

          Level III:  Leverage Ratio is greater than 4.50 but less than or equal to 5.50                  2.25%

          Level IV:   Leverage Ratio is greater than 5.50 but less than or equal to 6.00                  2.50%

          Level V:    Leverage Ratio is greater than 6.00                                                 2.75%

    ; provided that (a) the Applicable LIBOR Margin shall be that set forth above opposite Level IV from the Closing Date until the first Adjustment Date and (b) the Applicable LIBOR Margin determined for any Adjustment Date shall remain in effect until a subsequent Adjustment Date for which the Leverage Ratio falls within a different Level, and (c) if the financial statements, the related Compliance Certificate and Applicable Margin Report for any fiscal period are not delivered by the date due pursuant to subsections 5.1(B), 5.1(C) and 5.1(E), the Applicable LIBOR Margin shall be that set forth above opposite Level V until the next subsequent Adjustment Date.

    "Applicable Margin Report" has the meaning assigned to such term in subsection 5.1(E).

    "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of any Loan Party.

    "Assignment and Assumption Agreement" means an agreement among Administrative Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitments and other interests under this Agreement and the other Loan Documents substantially in the form of Exhibit A.

    "Bank" means IBJ Whitehall Bank & Trust Company.

    "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the base commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such announced rate; (such rate of interest being determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers), or (b) the Federal Funds Effective Rate plus one-half of one percent (.50%).

    "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate.

    "Blocked Accounts" has the meaning assigned to such term in subsection
    5.6(a).

    "Blocked Account Agreements" has the meaning assigned to such term in subsection 5.6(a).

    "Borrower" and "Borrowers" have the meanings assigned to such terms in the preamble to this Agreement.

    "Borrowing Base" has the meaning assigned to such term in subsection 2.1(A)(2).

    "Borrowing Base Certificate" means a certificate and assignment schedule duly executed by an officer of Borrower Representative appropriately completed and in substantially the form of Exhibit B.

    "Borrower Representative" has the meaning assigned to such term in subsection 2.1(H).

    "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed, or for the purposes of LIBOR Loans only, a day on which commercial banks are open for dealings in Dollar deposits in the London, England (U.K.) market.

    "Capital Expenditures" means all expenditures (including deposits) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases) with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

    "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

    "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank; and (d) compensating balances with and deposits in banks to the extent required to maintain payroll accounts with such banks.

    "Cash Dominion Arrangement" has the meaning assigned to such term in subsection 5.6(b).

    "CCI" means Comforce Columbus, Inc., a New York corporation.

    "Certificate of Exemption" has the meaning assigned to such term in subsection 2.10(C).

    "Chattel Paper" shall mean any "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, wherever located.

    "Closing Date" means the time and date, not later than December 22, 2000, on which the initial Revolving Advance is made.

    "Collateral" has the meaning assigned to such term in subsection 2.8; provided, however, that for the purposes of Section 8, the term "Collateral" shall include the "Collateral" (as defined in subsection 2.8) as well as all other property in which a security interest is granted under any Loan Document.

    "Collateral Agent" means CIT in its capacity as an agent for Lenders under the Loan Documents and any successor in such capacity appointed pursuant to subsection 9.2.

    "Collecting Banks" has the meaning assigned to such term in subsection
    5.6(a).

    "Commitment" or "Commitments" means the Revolving Loan Commitment or Revolving Loan Commitments.

    "Compliance Certificate" means a certificate duly executed by a Responsible Officer of Borrower Representative appropriately completed and in substantially the form of Exhibit C.

    "Consent Solicitations" means (i) the Solicitation of Consents to Amend the Senior Notes Indenture by COI pursuant to the Amended Consent Solicitation Statement dated November 6, 2000 and (ii) the Form of Consent regarding the amendments to the Senior Debentures Indenture distributed on or about November 29, 2000.

    "Contract" shall mean all "contracts," as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents of Instruments) in or under which any Loan Party may now or hereafter have any right, title or interest, including, without limitation, all Account Agreements and all other agreements relating to the terms of payment or the terms of performance of any Account.

    "Corporate Guarantor" and "Corporate Guarantors" have the meanings assigned to such terms in the preamble to this Agreement.

    "Corporate Overhead" means payments made in cash by CC or COI in connection with the supervision and management of the businesses and operations of Borrowers including, without limitation, in respect of compensation for executive officers and other employees of CC and/or COI who participate in such supervision and management, and financial, accounting, legal, computer service, insurance and other similar payments made in cash relating thereto, in all such cases being reasonable in amount.

    "Default" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

    "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to Administrative Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) an Issuing Bank (or to Administrative Agent for the account of such Issuing Bank) to purchase any participation in a Letter of Credit issued by such Issuing Bank, and (b) Administrative Agent to reimburse Administrative Agent for the amount of any Loan made by Administrative Agent for the account of such Lender.

    "Defaulting Lender" means, at any time, any Lender that, at such time, owes a Defaulted Amount.

    "Defaulting Lender Notice" has the meaning assigned to such term in subsection 9.6(B)(4).

    "Default Rate" has the meaning assigned to such term in subsection 2.2(A).

    "Dollars" means legal currency of the United States of America.

    "EBITDA" means, for any period, without duplication, the total of the following for CC and its Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) Interest Expenses, net of interest income (but excluding service revenues and fees relating to the financing of the accounts receivable of third-party, non-affiliated entities engaged in the provision of temporary personnel services), paid or accrued; (c) interest paid in kind; (d) amortization including write off of financing costs related to the Heller Financial, Inc. credit facility and depreciation and (e) two payments of $325,000 and $300,000, respectively, to be made on January 2, and May 1, 2001, respectively, to settle certain lawsuits as well as the cost to CC and its Subsidiaries of 555,628 options or warrants to purchase CC stock to be issued by CC in connection with such settlement at an exercise price of $0.6625 per share, less, to the extent included in the calculation of net income, (3) the sum of (a) the income of any Person (other than a wholly-owned Subsidiary) in which any Loan Party or a wholly owned Subsidiary of a Loan Party has an ownership interest; (b) gains or losses from sales or other dispositions of assets; and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring "cash" losses.

    "Eligible Accounts" has the meaning assigned to such term in subsection 2.1(B).

    "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six
    (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

    "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

    "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal, clean up or the protection of human health or safety, plant life or animal life, natural resources or the environment.

    "Equipment" means all "equipment" (as defined in the UCC), including, without limitation, all furniture, furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

    "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

    "Event of Default" means each of the events set forth in subsection 8.1.

    "Excess Availability" means the amount, if any, by which (1) the Maximum Revolving Loan Amount exceeds (2) the sum of (a) the aggregate amount of Revolving Advances requested to be made on the Closing Date plus (b) all trade Liabilities of Borrowers outstanding beyond normal trade terms as indicated on the initial Notice of Borrowing plus (c) fees and expenses in connection with the transactions contemplated by this Agreement and the Consent Solicitations and the Senior Note Prepayment for which Borrowers are responsible and which have accrued and which have not yet been charged to Borrowers' accounts or otherwise paid by Borrowers plus (d) all tax expense of CC and its Subsidiaries due and payable in the fourth quarter of 2000.

    "Excess Interest" has the meaning assigned to such term in subsection
    2.2(D).

    "Excess Proceeds" has the meaning assigned to such term in subsection 2.4(B)(2).

    "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

    "Fee Letter" means that certain letter agreement between COI and Administrative Agent, dated of even date herewith relating to fees.

    "Fiscal Quarter" has the meaning assigned to such term in the definition of Fiscal Year.

    "Fiscal Year" means each twelve month period ending on the last day of December in each year (with quarterly accounting periods ending on or about March 31, June 30, September 30 and December 31 of each Fiscal Year (each a "Fiscal Quarter").

    "Fixed Charge Coverage" means, for any period, Operating Cash Flow divided by Fixed Charges.

    "Fixed Charges" means, for any period, and each calculated for such period (without duplication), (a) Interest Expenses paid or accrued by Borrowers and their respective Subsidiaries; plus (b) scheduled payments of principal with respect to all Indebtedness of Borrowers and their respective Subsidiaries; plus (c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes excluding taxes due or paid by CC or any of its Subsidiaries on non-recurring gain associated with the acquisition, prepayment or retirement of Senior Notes; plus (d) payment of deferred taxes accrued in any prior period; plus (e) Restricted Junior Payments made during such period plus (f) the aggregate amount of contingent and "earn-out" payments made in cash by any Loan Party in connection with any Permitted Acquisition during such period.

    "Foreign Lender" has the meaning assigned to such term in subsection
    2.10(C).

    "Funded Debt" means Indebtedness which matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of the debtor, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date including, without limitation, all amounts of Funded Debt required to be paid or prepaid within one year from the date of determination.

    "Funding Date" means the date (including the Closing Date) of each funding of a Loan or issuance of a Letter of Credit.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

    "Granting Lender" shall have the meaning assigned to such term in subsection 9.1(A).

    "Guarantor Payment" has the meaning assigned to such term in subsection 11.2(A).

    "Guaranty" means the guaranty provisions set forth in Section 11 of this Agreement.

    "Hazardous Material" means all or any of the following:   (a) substances
    that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

    "Holding Party" means each of CC and COI.

    "Inactive Subsidiary" and "Inactive Subsidiaries" have the meanings assigned to such terms in the preamble to this Agreement.

    "Indebtedness", as applied to any Person, means without duplication: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument and any "earn-out" or similar obligation, whether or not contingent, incurred in connection with any acquisition of capital stock or assets, whether prior to or after the Closing Date; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non recourse to the credit of that Person; (f) obligations in respect of letters of credit; and (g) any advances under any factoring arrangement.

    "Indemnitees" has the meaning assigned to such term in subsection 10.2.

    "Indemnified Liabilities" has the meaning assigned to such term in subsection 10.2.

    "Instruments" shall mean "instruments," as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, wherever located.

    "Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, Intellectual Property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

    "Intellectual Property Assignment" means the assignment for security of patents, trademarks and copyrights, to be executed and delivered by each Loan Party (to the extent requested by Administrative Agent), in a form reasonably acceptable to Administrative Agent, as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

    "Intercompany Indebtedness" means, with respect to any Borrower or any of its respective Subsidiaries, all assets and liabilities howsoever arising, which are due to such Person from, or which are due from such Person to, or which may otherwise arise from any transactions by such Person with a Borrower or a Subsidiary.

"Interest Expenses" means, without duplication, for any period, the following, for CC and its Subsidiaries on a consolidated basis each calculated for such period: interest expenses deducted in the determination of net income (excluding
(i) the amortization of fees and costs with respect to the transactions contemplated by this Agreement, the Senior Notes Indenture and the Senior PIK Notes which have been capitalized as transaction costs in accordance with the provisions of subsection 1.2; and (ii) interest paid in kind).

"Interest Period" has the meaning assigned to such term in subsection 2.2(B).

"Interest Rate" has the meaning assigned to such term in subsection 2.2(A).

"Interest Settlement Date" has the meaning assigned to such term in subsection 9.6(A)(3).

"Inventory" means all "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

"IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

"Issuing Bank" means the Bank, or such other bank as a Borrower Representative, with the consent of Administrative Agent, may select as the issuer of a letter of credit in respect of which a Letter of Credit is to be issued.

"Landlord Waiver Reserves" means, at any time, the aggregate amount required to be deposited by the Administrative Agent pursuant to the landlord waivers in favor of Administrative Agent then in place in order to enable the Administrative Agent to gain access to the properties covered by such landlords' waivers.

"Lender" or "Lenders" has the meaning assigned to such term in the preamble to this Agreement.

"Letter of Credit" has the meaning assigned to such term in subsection 2.1(F).

"Letter of Credit Liability" means, all reimbursement and other liabilities of Borrowers with respect to each Letter of Credit, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by an Issuing Bank under a Letter of Credit; and (c) all unpaid interest, fees and expenses related thereto.

"Letter of Credit Reserve" means, at any time, an amount equal to (a) the aggregate amount of Letter of Credit Liability with respect to all Letters of Credit outstanding at such time plus, without duplication, (b) the aggregate amount theretofore paid by any Issuing Bank, under Letters of Credit and not debited to the Loan Account pursuant to subsection 2.1(F)(2) or otherwise reimbursed by Borrowers.

"Letter of Non-Exemption" has the meaning assigned to such term in subsection 2.10(C).

"Level" means any of Level I, Level II Level III, Level IV or Level V appearing in the definitions of "Applicable Base Rate Margin" or "Applicable LIBOR Margin."

"Leverage Ratio" means, as of the last day of any Fiscal Quarter, the amount obtained by dividing (a) the sum of (i) the sum of (x) average of the principal balance of the Revolving Loan during the period of four Fiscal Quarters ending on the last day of such Fiscal Quarter plus (y) the Letter of Credit Reserve as of the last day of such Fiscal Quarter, plus (z) the outstanding principal (or notional principal) amount of Capital Leases, as of the last day of such Fiscal Quarter, plus (ii) the outstanding principal balance of the Senior Notes at such last day of such Fiscal Quarter by (b) EBITDA for the period of four Fiscal Quarters ending on the last day of such Fiscal Quarter.

"Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

"LIBOR" means, for each Interest Period, a rate of interest equal to:

(a) the rate of interest determined by Administrative Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBOR Page or Telerate Page 3750 (as selected by Administrative Agent) as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided that if at least two such offered rates appear on the Reuters Screen LIBOR Page or Telerate Page 3750, as applicable, in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Administrative Agent) will be the rate used; provided further that if Reuters and Telerate ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Administrative Agent at which deposits in Dollars are offered for the relevant Interest Period by Bankers Trust Company and The Chase Manhattan Bank, or its successors to prime banks in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve
          System:

     (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%).

     "LIBOR Loans" means at any time that portion of the Loans bearing interest at rates determined by reference to LIBOR.

     "Licensee" means a licensee under a Licensing Agreement.

     "Licensing Agreement" means a licensing agreement between Uniforce Staffing Services, Inc., as licensor and a licensee.

     "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

     "Loan" or "Loans" means a Revolving Advance or Revolving Advances.

     "Loan Documents" means this Agreement, the Notes, the Fee Letter, the Intellectual Property Assignment, the Pledge Agreement, the Letter of Credit and Security Agreement, the Assignment of Business Interruption Insurance, the Borrower Representative Agreement, each lock-box account agreement, blocked account agreement, landlord waiver, each Letter of Credit, and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for any Agent or any Lender in connection with the Loans, any Letter of Credit, and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

     "Loan Party" means each Borrower, each Corporate Guarantor, and any other Person (other than any Agent or any Lender) which is or becomes a party to any Loan Document (collectively, referred to as the "Loan Parties").

     "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of any Loan Party on an individual basis or taken as a whole or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of any Agent or any Lender to enforce or collect any of the Obligations.

     "Maximum Rate" has the meaning assigned to such term in subsection 2.2(D).

     "Maximum Revolving Loan Amount" has the meaning assigned to such term in subsection 2.1(A)(1).

     "Notes" means the Revolving Notes.

     "Notice of Activation Event" means a notice, issued by any Agent to a Collecting Bank in accordance with subsection 5.6, directing such Collecting Bank to immediately transfer all payments or deposits to the Blocked Account to Administrative Agent's Account and to continue to do so on a daily basis until such notice has been withdrawn in writing by the Agent that issued same.

     "Notice of Borrowing" has the meaning assigned to such term in subsection 2.1(C).

     "Notice of Conversion/Continuation" has the meaning assigned to such term in subsection 2.2(E).

     "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to any Agent or to any Lender under the Loan Documents or any Issuing Bank in respect of a Letter of Credit or related documents including the principal amount of all debts, claims and indebtedness (whether incurred before or after the Termination
     Date), all reimbursement and other Obligations in respect of Letters of Credit, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, costs and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law in which any Loan Party is a debtor, whether or not a claim for such interest is an allowed claim in such proceeding.

     "Operating Cash Flow" means, for any period, (a) EBITDA less (b) Capital Expenditures (other than financed Capital Expenditures).

     "Permitted Acquisition" has the meaning assigned to such term in subsection 7.6(B).

     "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges: (x) not yet due and payable; or
     (y) due and payable that are being contested in good faith by appropriate proceedings, provided that, in the case of Liens under this clause (y), a reserve against the Borrowing Base shall have been established in the amount of the claims for any such taxes, assessments or other governmental charges; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty
     (30) days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (e) Liens for purchase money obligations, provided that (i) the Indebtedness secured by any such Lien is permitted under subsection 7.1 and (ii) such Lien encumbers only the asset so purchased;
     (f) Liens in favor of Administrative Agent, on behalf of Lenders and Issuing Banks; and (g) Liens set forth on Schedule 1.1(B).

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Pledge Agreement" means each stock pledge agreement executed and delivered by each Loan Party that has a Subsidiary in favor of Administrative Agent, on behalf of Lenders, in form and substance satisfactory to Administrative Agent.

     "Pro Rata Share" means with respect to any Lender the percentage obtained by dividing (i) the Commitment of that Lender by (ii) all Commitments of all Lenders as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1; provided, however, if any Commitment is terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate principal amount of such Lender's outstanding Loans by (y) the aggregate principal amount of all outstanding Loans.

     "Projections" means CC and its Subsidiaries' forecasted: (a) consolidated balance sheets; (b) consolidated and consolidating profit and loss statements; (c) consolidated cash flow statements; (d) capitalization statements; and (e) consolidated schedule of Indebtedness, all prepared on a division by division and Subsidiary by Subsidiary basis and otherwise consistent with CC and its Subsidiaries' financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Purchased Accounts" means those Accounts of Persons engaged in the business of providing temporary employment personnel to clients, which Accounts have been purchased by Borrowers from such Persons in the ordinary course of Borrowers' business and have been identified by a Borrower Representative as a "funding only" Account.

     "Regulation T, Regulation U and Regulation X" shall mean such regulations of the Board of Governors of the Federal Reserve System.

     "Replacement Lender" has the meaning assigned to such term in subsection 2.12(A).

     "Requisite Lenders" means Lenders holding fifty-one percent (51%) or more of the sum of (a) outstanding Loans, (b) outstanding Letter of Credit Liability and (c) unutilized Commitments; provided, that at any time during which there are only two (2) Lenders, "Requisite Lenders" shall mean both Lenders; provided, however, that with respect to any amendment, modification, termination or waiver of any provision of subsection 7.6(B) or (C), subsection 9.2(H)(1)(y), or subsection 9.2(K)(1)(y) or any consent to any departure by any Loan Party therefrom to be signed by "Requisite Lenders", this definition of Requisite Lenders shall be deemed modified to the extent that such 51% shall increase to, except in the case of subsection 9.2(K)(1)(y) with respect to a Corporate Guarantor that is not a Significant Subsidiary, sixty-six and two-thirds percent (66.66%) and, in case of subsection 9.2(K)(1)(y) with respect to a Corporate Guarantor that is a Significant Subsidiary, one hundred percent (100%).

     "Responsible Officer" means as to any Loan Party, each of the chief executive officer, president, chief financial officer and vice-president-finance of such Loan Party.

     "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of CC or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any acquisition, redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Indebtedness subordinated in right of payment to the Obligations or any shares of any class of stock of a CC or any of its Subsidiaries now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of CC or any of its Subsidiaries now or hereafter outstanding; and (d) any payment by CC or any of its Subsidiaries of any management fees, consulting fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

     "Revolving Advance" means each advance made by Lender(s) pursuant to subsection 2.1(A).

     "Revolving Loan" means the outstanding balance of all Revolving Advances and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

     "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Advances pursuant to subsection 2.1(A), and to purchase participations in Letters of Credit pursuant to subsection 2.1(F) in the aggregate amount set forth on the signature page of this Agreement (or any amendment to this Agreement) below such Lender's signature or in the most recent Assignment and Assumption Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Advances and to purchase participations in Letters of Credit.

     "Revolving Note" means each promissory note of Borrowers in a form reasonably acceptable to Administrative Agent, issued pursuant to subsection 2.1(D).

     "Rollforward Report" means a report duly executed by a Responsible Officer of Borrower Representative appropriately completed and in substantially the form of Exhibit D.

     "Senior Debentures Indenture" means the Indenture dated as of November 26, 1997, by and between CC and The Bank of New York, as Trustee, executed and delivered by the parties thereto in connection with the issuance of the Senior PIK Notes, as in effect on the Closing Date (including the First and Second Supplements thereto) and as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     "Senior Note Prepayment" has the meaning assigned to such term in the preamble to this Agreement.

     "Senior Notes" means COI's 12% Senior Notes due 2007 in the original aggregate principal amount of $110,000,000 issued under and pursuant to the Senior Notes Indenture.

     "Senior Notes Indenture" means the Indenture dated as of November 26, 1997, by and between COI and Wilmington Trust Company, as Trustee, executed and delivered by the parties thereto in connection with the issuance of the Senior Notes as in effect on the Closing Date (including the First and Second Supplements thereto) and as amended, modified or supplemented from time to time in accordance with its terms and the terms hereof.

     "Senior PIK Notes" means CC's 15% Senior Secured PIK Notes due 2009 in the original aggregate principal amount of $20,000,000 issued under and pursuant to the Senior Debentures

     Indenture and the "Additional PIK Securities" (as defined in the Senior Debenture Indenture) issued on or prior to December 1, 2002 in lieu of the payment of cash interest pursuant to the provisions to paragraph 1 of the form of security provided in such Senior Debenture Indenture.

     "Service Fee Accounts" means those Accounts (excluding Purchased Accounts) of Borrowers arising under service agreements entered into by Borrowers with independent supplemental staffing firms in the ordinary course of business and under License Agreements.

     "Settlement Date" has the meaning assigned to such term in subsection 9.6(A)(2).

     "Significant Subsidiary" has the meaning provided to such term in Rule 12b-2 of the Rules and Regulations of the Securities and Exchange Commission.

     "Standby Letter of Credit" means a Letter of Credit other than a Trade Letter of Credit.

     "SPC" shall have the meaning assigned to such term in subsection 9.1(A).

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.

     "Target" means, with respect to any Permitted Acquisition, any Person whose assets and business are being acquired pursuant to such Permitted Acquisition.

     "Tax Liabilities" has the meaning assigned to such term in subsection 2.10(A).

     "Termination Date" means December 14, 2003.

     "Trade Letter of Credit" means a Letter of Credit which entitles the beneficiary to the delivery or release of goods upon, among other things, presentation of evidence of shipment or delivery of such goods.

     "Unbilled Eligible Accounts" means any Account (other than an Account which is or may become a Purchased Account) for which no invoice has been sent to any Account Debtor, as to which less than 45 days has elapsed since the date of creation or accrual of such Account and which, but for the absence of such invoice being sent, would constitute an Eligible Account.

     "Uniforce Acquisition" means the acquisition consummated on November 26, 1997 pursuant to the Agreement and Plan of Merger dated as of August 13, 1997, by and among CC, CCI and USI.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute.

     "Unused Availability" means, as of any date, the amount (if any) by which the Maximum Revolving Loan Amount exceeds the Revolving Loan.

1.2  Accounting Terms

     For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Administrative Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrowers and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrowers and their respective Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrowers and the other Loan Parties and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrowers shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by CC and its Subsidiaries; (b) changes in accounting principles recommended by Borrowers' certified public accountants; and (c) changes in carrying value of any CC or any of its Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88 16 and FASB 109) to the Uniforce Acquisition or any other Permitted Acquisition or (ii) any other adjustments in excess of $350,000 in the aggregate that, in each case, were applicable to, but not included in, the Projections. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

1.3  Other Definitional Provisions

     References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

2.   LOANS AND COLLATERAL

2.1  Loans

     (A)  Revolving Loan

          Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers and the other Loan Parties set forth herein and in the other Loan Documents, each Lender, severally, agrees to lend to Borrowers from time to time its Pro Rata Share of each Revolving Advance. The aggregate amount of all Revolving Loan Commitments shall not exceed at any time $100,000,000 to all Borrowers less any reductions pursuant to subsection 2.4(B). Notwithstanding the foregoing, the portion of the Revolving Loan made on behalf of any Borrower at any time plus the Letter of Credit Liability of such Borrower at such time, but only in respect of any Letter of Credit issued on behalf of such Borrower (together with the aggregate amount theretofore paid by Administrative Agent or any Lender in respect of any Letter of Credit issued on behalf of such Borrower and not debited to the Loan Account or otherwise reimbursed by such Borrower) shall not exceed that portion of the Borrowing Base attributable to such Borrower. Amounts borrowed under this subsection 2.1(A) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date. Except as otherwise provided herein, no Lender shall have any obligation to make an advance under this subsection 2.1(A) to the extent such advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

          (1) "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitment(s) of all Lenders minus the Letter of Credit Reserve and (b) the Borrowing Base minus the Letter of Credit Reserve.

          (2) "Borrowing Base" means, as of any date of determination, an amount equal to eighty-five per cent (85%) of Eligible Accounts other than Eligible Accounts that are Purchased Accounts plus eighty percent (80%) of Eligible Accounts that are Purchased Accounts plus the lesser of eighty-five per cent (85%) of (x) Unbilled Eligible Accounts and (y) an amount equal to 8% of the sum of Unbilled Eligible Accounts plus Eligible Accounts; less Landlord Waiver Reserves and less such other reserves as Collateral Agent in its reasonable discretion may elect to establish from time to time; provided, however, that so long as any Senior Notes or Senior PIK Notes are outstanding, the Borrowing Base shall not exceed the maximum principal amount of Indebtedness permitted to be incurred under section 4.3(b)(i) of the Senior Notes Indenture or section 4.3(b)(i) of the Senior Debentures Indenture. With reasonable promptness following delivery by the Borrower Representative of financial statements in accordance with subsection 5.1(B) in respect of the Fiscal Quarter ending on March 31, 2001, assuming that at such time there shall be continuing no Default or Event of Default, the Collateral Agent shall consider whether, in its sole discretion, it shall recommend to the Lenders that the advance rate against Eligible Accounts that are Purchased Accounts be increased to 85%; provided, however, that no such increase shall become effective without the consent of all Lenders and the Collateral Agent shall have no obligation to recommend any such increase.

     (B)  Eligible Accounts

          "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts that Collateral Agent, in its reasonable judgment, deems to be eligible for borrowing purposes (provided, that Collateral Agent shall give Borrower Representative reasonably prompt notice following any determination by Collateral Agent to exclude any Accounts from Eligible Accounts based on criteria other than those set forth below, which notice shall include, subject to confidentiality constraints as determined by Collateral Agent in its sole discretion, the basis for such determination by Collateral Agent). Without limiting the generality of the foregoing, unless otherwise agreed by Collateral Agent, the following Accounts are not Eligible Accounts:

          (1) Accounts which, at the date of issuance of the respective invoice therefor, were payable more than forty-five (45) days after the date of issuance of such invoice;

          (2) Accounts which (x), in the case of Accounts other than Accounts owing by those customers identified on Schedule 2.1(B), remain unpaid for more than ninety (90) days after the date of issuance of the original invoice, and (y) in the case of Accounts identified on Schedule 2.1(B), remain unpaid for more than one hundred twenty (120) days after the date of issuance of the original invoice; it being understood that Collateral Agent may, in its sole discretion, add account debtors requested by either Borrower Representative to, or delete account debtors from,
               Schedule 2.1(B);

          (3) Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by any Borrower, but only to the extent of such credit;

          (4) Accounts due from a customer whose principal place of business is located outside the United States of America or Canada unless (i) such Account is backed by a letter of credit, in form and substance acceptable to Collateral Agent and issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof, that is acceptable to Collateral Agent; provided that such letter of credit has been delivered to Administrative Agent as additional collateral or (ii) the Borrower generating such Account is organized under the laws of a State of the United States and is located solely within the United States of America, such Account, together with all other Accounts deemed not ineligible under this clause (ii) does not exceed $2,000,000 (and such Account is in Dollars and the Account Debtor as to such Account is investment grade as determined in the sole discretion of the Collateral Agent);

          (5) Accounts due from a customer which Collateral Agent has notified Borrower Representative does not have a satisfactory credit standing;

          (6) Accounts with respect to which the customer is the United States of America, any state or any municipality, or any department, agency or instrumentality thereof unless while a Notice of Activation Event has been issued and not withdrawn, the applicable Borrower has, with respect to such Accounts, complied with the Federal Assignment of Claims Act (31 U.S.C. Section
               3727) or any applicable statute or municipal ordinance of similar purpose and effect; provided, however, that during any period in which a Notice of Activation Event has been issued and not withdrawn, Accounts which in the aggregate total not more than $500,000 shall not be deemed ineligible by reason of noncompliance with this clause;

          (7) Accounts with respect to which the customer is an Affiliate of any Borrower or a director, officer, agent, stockholder or employee of any Borrower or any of its Affiliates;

          (8) Accounts due from a customer if (x) in the case of any account debtor other than those account debtors identified on Schedule 2.1(B), more than fifty percent (50%) of the aggregate amount of Accounts of such customer owing to any Borrower or in the aggregate to all Borrowers have at the time remained unpaid for more than ninety (90) days after the date of issuance of the original invoice date; and (y) in the case of those account debtors identified on Schedule 2.1(B), more than twenty-five percent (25%) of the aggregate amount of the Accounts of such account debtor owing to any Borrower or in the aggregate to all Borrowers have at the time remained unpaid for more than one hundred twenty (120) days after the date of the issuance of the original invoice;

          (9) Accounts with respect to which there is any unresolved dispute with the respective customer (but only to the extent of such dispute);

          (10) Accounts evidenced by an "instrument" or "chattel paper" (as defined in the UCC) not in the possession of or, as to electronic chattel paper, not within the control of, Administrative Agent, on behalf of Lenders;

          (11) Accounts with respect to which Administrative Agent, on behalf of Lenders, does not have a valid, first priority and fully perfected security interest;

          (12) Accounts subject to any Lien except those in favor of Administrative Agent, on behalf of Lenders;

          (13) Accounts with respect to which any Borrower has received notice that the customer is the subject of any bankruptcy or other insolvency proceeding;

          (14) Accounts due from a customer to the extent that such Accounts exceed in the aggregate an amount equal to fifteen percent (15%) of the aggregate of all Accounts at said date;

          (15) Accounts with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

          (16) any Account with respect to which the customer is located in New Jersey or Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Borrower holding such Account has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

          (17) Accounts with respect to which the customer is a creditor of any Borrower; provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by Borrowers to such Person;

          (18) Purchased Accounts and Service Fee Accounts in which a first priority perfected security interest has not been obtained (and continuously maintained) by any Borrower to evidence and perfect its ownership of such Accounts;

          (19) Purchased Accounts and Service Fee Accounts with respect to which any portion thereof has been charged back to the applicable Account Seller or which has become a delinquent or defaulted receivable or as to which any Borrower is entitled to a deduction as to any amount owing to an Account Seller under an Account Agreement;

          (20) Purchased Accounts and Service Fee Accounts with respect to which Collateral Agent has not received copies of lien search results indicating the applicable Borrower as having a first priority perfected ownership interest in each such Account, subject to no Liens except those in favor of Administrative Agent, on behalf of Lenders; and

          (21) Purchased Accounts and Service Fee Accounts (other than arising from Licensing Agreements) which exceed, in the aggregate, 50% of otherwise Eligible Accounts;

          (22) Purchased Accounts or Service Fee Accounts which exceed, as to any single Account Seller, $7,000,000 in the aggregate; and

          (23) any Account which is not an "Eligible Account Receivable" under the Senior Notes Indenture or the Senior Debentures Indenture.

     (C)  Borrowing Mechanics

          LIBOR Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount. (2) On any day when any Borrower desires an advance under this subsection 2.1, Borrower Representative shall give Administrative Agent telephonic notice of the proposed borrowing by 1:00 p.m. (New York time) on the Funding Date of a Base Rate Loan and three (3) Business Days in advance of the Funding Date of a LIBOR Loan, which notice shall also specify the proposed Funding Date (which shall be a Business Day), whether such Loans shall consist of Base Rate Loans or LIBOR Loans, and for LIBOR Loans the Interest Period applicable thereto, and the name(s) of Borrower(s) on whose behalf such Loans are being requested. Any such telephonic notice shall be confirmed in writing on the same day by delivery by one or both of the Borrower Representatives of a notice of Borrowing in the form of Exhibit E annexed hereto (a "Notice of Borrowing"). Neither Administrative Agent nor Lender shall incur any liability to any Borrower for acting upon any telephonic notice Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to convey such notice on behalf of a Borrower or for otherwise acting in good faith under this subsection 2.1(C). Neither Administrative Agent nor Lender will make any advance pursuant to any telephonic notice unless Collateral Agent has received the Borrowing Base Certificate and the Administrative Agent shall have received all other documents most recently required under subsection 5.1 by 1:00 p.m. (New York time). Each Revolving Advance shall be deposited by wire transfer in immediately available funds in such account (of the Borrower on whose behalf such Revolving Advance was made) as Borrower Representative may from time to time designate to Administrative Agent in writing. The becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest and fees shall be deemed irrevocably to be a request by Borrowers or Borrower Representative for a Base Rate Revolving Advance on the due date of, and in the amount required to pay, such principal, accrued interest and fees, and the proceeds of each such Revolving Advance if made by Administrative Agent or any Lender shall be disbursed by Administrative Agent or such Lender by way of direct payment of the relevant obligation.

     (D)  Notes

          Borrowers shall jointly and severally execute and deliver to each Lender with appropriate insertions a Revolving Note to evidence such Lender's Revolving Loan Commitment. In the event of an assignment under subsection 9.1, Borrowers shall, upon surrender of the assigning Lender's Note, issue new Notes to reflect the interest held by the assigning Lender and its assignee.

     (E)  Evidence of Revolving Loan Obligations

          Each Revolving Advance shall be evidenced by this Agreement, the Revolving Notes, and notations made from time to time by Administrative Agent in its books and records, including computer records. Administrative Agent shall record in its books and records, including computer records, the principal amount of the Revolving Loan owing to each Lender from time to time. Administrative Agent's books and records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Administrative Agent to make any such notation or record shall not affect the obligations of Borrowers to Lenders with respect to the Revolving Loan.

     (F)  Letters of Credit

          Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers and the other Loan Parties, the Revolving Loan Commitments may, in addition to Revolving Advances, be utilized, upon the request of Borrower Representative, for (i) the issuance of letters of credit by an Issuing Bank for the account of any Borrower (each a "Letter of Credit"). Each Lender (other than the issuer thereof) shall be deemed to have purchased a participation in each Letter of Credit issued on behalf of any Borrower in an amount equal to its Pro Rata Share thereof. In no event shall any Letter of Credit be issued to the extent that the issuance of such Letter of Credit would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance) plus the Revolving Loan to exceed the lesser of (x) the Borrowing Base and (y) the Revolving Loan Commitment. Notwithstanding the foregoing, in no event shall any Letter of Credit be issued on behalf of any Borrower to the extent that the issuance of such Letter of Credit would cause the sum of the Revolving Loan outstanding to such Borrower plus the Letter of Credit Liability of such Borrower (together with the aggregate amount theretofore paid by an Issuing Bank in respect of any Letter of Credit issued on behalf of such Borrower and not debited to the Loan Account or otherwise reimbursed by such Borrower) to exceed that portion of the Borrowing Base attributable to such Borrower.

          (1)  Maximum Amount

               Subject to the foregoing provisions of this subsection 2.1(F), the aggregate amount of Letter of Credit Liability with respect to all Letters of Credit outstanding at any time shall not exceed $10,000,000.

          (2)  Reimbursement

               Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Administrative Agent or the Issuing Bank for any amounts paid with respect to a Letter of Credit. Borrowers hereby authorize and direct Administrative Agent, at Administrative Agent's option, to debit any Borrower's account (by increasing the principal balance of the Revolving
               Loan) in the amount of any payment made with respect to any Letter of Credit issued for the account of any Borrower. All amounts paid with respect to any Letter of Credit that are not immediately repaid by Borrowers with the proceeds of a Revolving Advance or otherwise shall bear interest at the Default Rate applicable to Base Rate Loans. In the event that Borrowers shall fail to reimburse the Issuing Bank on the date of any payment under a Letter of Credit in an amount equal to the amount of such payment, Administrative Agent (to the extent so notified by the Issuing Bank) shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender, on the next Business Day, shall deliver to Administrative Agent (for the account of the Issuing
               Bank) an amount equal to its respective participation in same day funds. The obligation of each Lender to deliver to Administrative Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. In the event any Lender fails to make available to Administrative Agent the amount of such Lender's participation in such Letter of Credit, Administrative Agent (for the account of the Issuing Bank) shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

          (3)  Conditions of Issuance

               In addition to all other terms and conditions set forth in this Agreement, the issuance of any Letter of Credit shall be subject to the satisfaction of all conditions applicable to Revolving Advances, the agreement of an Issuing Bank to issue such Letter of Credit, and the conditions that the letter of credit be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Administrative Agent (as well as the Issuing Bank). The expiration date of each Letter of Credit, (i) in the case of any Trade Letter of Credit shall be not more than 180 days after the date of issuance thereof; (ii) in the case of any Standby Letter of Credit shall be not more than one year after the date of the issuance thereof; and (iii) for any Trade Letter of Credit or Standby Letter of Credit shall be on a date which is at least thirty (30) days prior to the Termination Date.

          (4)  Request for Letters of Credit

               Borrower Representative shall give Administrative Agent and Issuing Bank at least three (3) Business Days' prior notice specifying the date a Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit being requested.

     (G)  Other Letter of Credit Provisions

          (1)  Obligations Absolute

               The obligation of Borrowers to reimburse the Issuing Bank or any Lender for payments made under, and other amounts payable in connection with, any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

          (a) any lack of validity or enforceability of any Letter of Credit or any other agreement;

          (b) the existence of any claim, set-off, defense or other right which any Borrower, any of its Affiliates, any Issuing Bank, Administrative Agent or any Lender, on the one hand, may at any time have against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Administrative Agent, any Issuing Bank, any Lender or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any of its Affiliates and the beneficiary of the letter of credit);

          (c) any draft, demand, certificate or any other document presented under any Letter of Credit is alleged or proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) payment under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such letter of credit; provided that, in the case of any payment by an Issuing Bank under any

               Letter of Credit, such Issuing Bank has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit;

          (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

          (2)  Nature of Lender's Duties

               As between the Issuing Banks, Agents and Lenders, on the one hand, and Borrowers, on the other hand, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, neither any Issuing Bank, any Agent nor any Lender shall be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment by any Issuing Bank, under any Letter of Credit, such Issuing Bank has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit; (g) for the credit of the proceeds of any drawing under any Letter of Credit; and
               (h) for any consequences arising from causes beyond the control of any Issuing Bank.

               None of the above shall affect, impair, or prevent the vesting of any of any Issuing Bank's, any Agent's or any Lender's rights or powers hereunder.

          (3)  Liability

               In furtherance and extension of and not in limitation of, the specific provisions herein above set forth, any action taken or omitted by any Issuing Bank, any Agent or any Lender under or in connection with any Letter of Credit, if taken or omitted in good faith, shall not put any Issuing Bank, any Agent or any Lender under any resulting liability to any Borrower.

     (H)  Appointment of Borrower Representative

          Each Borrower hereby designates each of COI and USI, each acting singly or together with the other as its representative and agent (each a "Borrower Representative") for the purposes of initiating borrowing requests, requesting Lender Letters of Credit, selecting interest rate options and giving and receiving notices and consents hereunder or under any of the other Loan Documents. Each Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from either Borrower Representative as a notice or communication from Borrowers. Each Borrower hereby covenants and agrees that each representation and warranty, covenant, agreement and undertaking made in its name or on its behalf by either Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

2.2  Interest

     (A)  Rate of Interest

          The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to (i) in the case of Base Rate Loans and other Obligations for which no other interest rate is specified, the Base Rate plus the Applicable Base Rate Margin, and (ii) in the case of LIBOR Loans, LIBOR, plus the Applicable LIBOR Margin (the "Interest Rate"). The applicable basis for determining the rate of interest shall be selected by Borrower Representative initially at the time a Notice of Borrowing is given pursuant to subsection 2.1(C).
          The basis for determining the interest rate with respect to any Loan or a portion of any Loan may be changed from time to time pursuant to subsection 2.2(E). If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

          After the occurrence and during the continuance of an Event of Default
          (i) the Loans and all other Obligations shall, at the option of Requisite Lenders, bear interest at a rate per annum equal to two percent (2%) plus the applicable Interest Rate (the "Default Rate"),
          (ii) each LIBOR Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and (iii) no Loans may be converted to LIBOR Loans.

     (B)  Interest Periods

          In connection with each LIBOR Loan, Borrower Representative shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six month period, or if all Lenders have agreed in writing in such instance to provide same, twelve months; provided that:

          (1) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such LIBOR Loan;

          (2) Interest Periods from the Closing Date until the date which is ninety (90) days after the Closing Date or, if earlier, the date which Administrative Agent notifies a Borrower Representative that the syndication of the Revolving Loan Commitments is completed, Interest Periods for LIBOR Loans shall be one month;

          (3) in the case of successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

          (4) if an Interest Period expiration date is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

          (5) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (6) below, end on the last Business Day of a calendar month;

          (6)  no Interest Period shall extend beyond the Termination Date;

          (7) no Interest Period may extend beyond a scheduled principal payment date unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such date and (b) the available, unused Revolving Loan Commitment or Borrowing Base (whichever is less) equals or exceeds the principal amount required to be paid on the Loans on such date; and

          (8) there shall be no more than seven (7) Interest Periods relating to LIBOR Loans outstanding at any time.

     (C)  Computation and Payment of Interest

          Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations other than LIBOR Loans shall be payable to Administrative Agent for benefit of Lenders monthly in arrears on the first day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable to Administrative Agent for benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three (3) month interval during such Interest Period.

     (D)  Interest Laws

          Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrowers shall not be required to pay, and neither Administrative Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest").
          If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither any Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Administrative Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither any Borrower nor any other Loan Party shall have any action against any Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

     (E)  Conversion or Continuation

          Subject to the provisions of subsection 2.2(A) Borrower Representative shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Base Rate Loans to LIBOR Loans or (2) upon the expiration of any Interest Period applicable to a LIBOR Loan, to (a) continue all or any portion of such LIBOR Loan equal to $500,000 and integral multiplies of $100,000 in excess of that amount as a LIBOR Loan or (b) convert all or any portion of such LIBOR Loan to a Base Rate Loan (so long as the amount not converted is equal to $500,000 or an integral multiple of $100,000 in excess of that amount). The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided that no outstanding Loan may be continued as, or be converted into, a LIBOR Loan, when any Event of Default or Default has occurred and is continuing.

          Borrower Representative shall deliver a notice of conversion/continuation to Administrative Agent no later than noon (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date ("Notice of

          Conversion/Continuation"). A Notice of Conversion/Continuation shall certify: (1) the proposed conversion/continuation date (which shall be a Business Day); (2) the amount of the Loan to be converted/continued;
          (3) the nature of the proposed conversion/continuation; (4) in the case of conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period; and (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

          In lieu of delivering the Notice of Conversion/Continuation, Borrower Representative may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(E); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

          Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2(E) and upon conversion/continuation by Lenders in accordance with this Agreement pursuant to any telephonic notice, Borrower Representative shall have effected such conversion or continuation, as the case may be, hereunder.

2.3  Fees

     (A)  Unused Line Fee

          Borrowers shall pay to Administrative Agent, for the benefit of Lenders, a fee in an amount equal to the Revolving Loan Commitment less the sum of the average daily balance of the Revolving Loan plus the average daily face amount of the Letter of Credit Liability during the preceding month multiplied by three eighths of one percent (0.375%) per annum, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of the first month following the Closing Date and the first day of each month thereafter and on the day of termination of the Commitments.

     (B)  Letter of Credit Fees

          Borrowers shall pay to Administrative Agent for the account of Lenders, a fee with respect to the Letters of Credit in the amount of, for the account of Lenders, the average daily amount of Letter of Credit Liability outstanding during such month multiplied by one and one-half percent (1.50%) per annum, provided that, during the continuance of an Event of Default, such fee with respect to the Letters of Credit shall be three and one half percent (3.50%) per annum. Such fees will be calculated on the basis of a 360-day year for the actual number of days elapsed and will be payable monthly in arrears on the first day of each month and on the day of termination of the Commitments. Borrowers shall pay to the Issuing Bank of each Letter of Credit, such Issuing Bank's customary charges for opening, processing, transferring, confirming, amending or terminating letters of credit.

     (C)  Audit Fees

          Borrowers agree to pay to Collateral Agent for its own account an audit fee for each inspection equal to $750.00 per auditor per day or any portion thereof, together with all out-of-pocket expenses, and Borrowers agree to reimburse Collateral Agent for all fees, costs and expenses paid by Collateral Agent to third party auditors.

     (D)  Termination Fee

          If for any reason, the Revolving Loan is terminated during the first eighteen (18) months after the Closing Date (other than pursuant to subsection 8.3 or otherwise as a result of action by the Administrative Agent or any one or more Lenders as a consequence of an Event of Default), Borrowers agree to pay to Administrative Agent for the account of the Lenders, a termination fee equal to one percent (1%) of the Revolving Loan Commitment as in effect immediately after the Closing Date.

     (E)  Other Fees and Expenses

          Borrowers shall pay to Administrative Agent, for its own account, all charges for returned items and all other bank charges incurred by Administrative Agent, as well as Administrative Agent's standard wire transfer charges for each wire transfer made under this Agreement.

     (F)  Fee Letter

          COI and CC, jointly and severally, shall pay or cause to be paid to Administrative Agent for Administrative Agent's own account all payments due under and pursuant to the Fee Letter.

2.4  Payments and Prepayments

     (A)  Manner and Time of Payment

          In its sole discretion, Administrative Agent may charge interest fees and other amounts payable hereunder to the Revolving Loan, all as set forth on Administrative Agent's books and records. If Administrative Agent elects to bill Borrowers for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrowers with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Administrative Agent hereunder shall, unless otherwise directed by Administrative Agent, be made to Administrative Agent's Account or in accordance with subsection 5.6. Proceeds remitted to Administrative Agent's Account shall be credited to the Obligations on the Business Day such proceeds were received in collected funds in accordance with subsection 5.6(c); provided, however, that, for the purpose of calculating interest on the Obligations, such proceeds shall be deemed received on the first Business Day thereafter, unless such proceeds were remitted by transfer of immediately available funds, in which case, for the purpose of calculating interest on the Obligations, such proceeds shall be deemed received on the Business Day received.

     (B)  Mandatory Prepayments

          (1)  Overadvance

               At any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrowers shall, immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount equal to or less than the Maximum Revolving Loan Amount and, to the extent necessary, provide cash collateral in respect of the Letter of Credit Reserve in a manner acceptable to the Administrative Agent. At any time that the sum of the Revolving Credit Loan outstanding to any Borrower plus the Letter of Credit Liability of such Borrower at such time, but only in respect of any Letter of Credit issued on behalf of such Borrower (together with the aggregate amount theretofore paid by any Issuing Bank in respect of any Letter of Credit issued on behalf of such Borrower and not debited to the Loan Account or otherwise reimbursed by such Borrower) exceeds that portion of the Borrowing Base attributable to such Borrower, then such Borrower shall immediately repay the Revolving Loan to eliminate such excess and, to the extent necessary, provide cash collateral in respect of the Letter of Credit Reserve in a manner acceptable to the Administrative Agent.

          (2)  Proceeds of Asset Dispositions

               At such time that the sum of all proceeds of all Asset Dispositions received by Borrowers and their respective Subsidiaries exceeds $10,000,000, then any proceeds received above such amount ("Excess Proceeds") shall be subject to this subsection 2.4(B)(2) (it being understood that nothing contained in this subsection 2 shall be construed as a permission to consummate any Asset Disposition). The

               Borrowers shall, immediately upon receipt of such Excess Proceeds, prepay the Obligations in an amount equal to such Excess Proceeds, and the Revolving Loan Commitment shall thereupon be deemed permanently reduced by the amount of such Excess Proceeds; provided, however, that, if Borrowers reasonably expect such Excess Proceeds to be reinvested within 270 days after receipt thereof to repair or replace such assets with like assets, then, immediately upon receipt of such Excess Proceeds, Borrower shall deliver to Administrative Agent a written notice to such effect and shall deliver such Excess Proceeds to Administrative Agent, and Administrative Agent, upon receipt thereof, shall apply the amount thereof to the Revolving Loans and concurrently establish a reserve against the Maximum Revolving Loan Amount in such amount. The amount of such reserve shall, provided that under all other terms and conditions of this Agreement Borrowers are then entitled to obtain a Revolving Loan in such amount, be available to be borrowed by Borrowers solely to finance the purchase or investment in such like assets within such 270 day period. If Borrowers fail to obtain a Revolving Loan in the amount of all or any portion of such reserve within such 270 day period for such purpose, then the balance of such reserve shall be eliminated at the end of such period and the Revolving Loan Commitment shall thereupon be deemed permanently reduced by such amount.

     (C)  Termination or Reduction of Commitments

          Borrowers may, at any time upon not less than three (3) Business Days' prior notice to Administrative Agent, terminate or reduce, in increments of $10,000,000 or any integral multiple of $5,000,000 in excess thereof, the Revolving Loan Commitment and thereupon shall, in the case of termination, pay in full all of the Obligations and shall cause all Issuing Banks to be released from all liability under all Letters of Credit or, at Administrative Agent's option, Borrowers will deposit cash collateral with Administrative Agent in an amount equal to 105% of the Letter of Credit Reserve that will remain outstanding after prepayment or repayment, all under and pursuant to such instruments and documents in form and substance satisfactory to Administrative Agent or, in the case of reduction, repay the Revolving Loan to the extent the sum of the Revolving Loan plus the Letter of Credit Reserve exceeds the Maximum Revolving Loan Amount after giving effect to such reduction and to the extent necessary provide cash collateral in respect of the Letter of Credit Reserve in a manner acceptable to Administrative Agent.

     (D)  Payments on Business Days

          Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

2.5  Use of Proceeds

     Borrower shall utilize the proceeds of the Revolving Loan solely (i) for the Senior Note Prepayment; (ii) to refinance senior revolving debt of the Borrowers; and (iii) to provide working capital and for general corporate purposes from time to time for CC and its Subsidiaries. Prior to and as a condition to the making of the Revolving Loan, a Borrower Representative will, as of the Closing Date, deliver to Administrative Agent a funds flow memorandum detailing how funds from the Revolving Loan are to be transferred to particular uses.

2.6  Term of this Agreement

     The Commitments shall (unless earlier terminated pursuant to this Agreement) terminate upon the earlier of (i) the occurrence of an event specified in subsection 8.3 or (ii) the Termination Date. Upon termination in accordance with subsection 8.3 or on the Termination Date, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Administrative Agent, on behalf of Lenders, shall be entitled to retain security interests in and liens upon all Collateral (all of which shall be released at Borrowers' expense upon termination of this Agreement and the Commitments and the payment and satisfaction in full of all Obligations), and even after payment of all Obligations hereunder, Loan Parties' obligation to indemnify the Agents and each Lender in accordance with the terms hereof shall continue.

2.7  Statements

     Administrative Agent shall render a monthly statement of account to Borrower Representative within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrower Representative makes written objection thereto within thirty (30) days from the date such statement is mailed to Borrower Representative. Borrowers promise to pay all of their Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

2.8  Grant of Security Interest

     To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Loan Party hereby grants to Administrative Agent, on behalf of Lenders and on behalf of the Issuing Banks a continuing security interest, lien and mortgage in and to all right, title and interest of such Loan Party in the following property of such Loan Party (whether owned or consigned by or to, or leased from or to such Loan Party), whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"): (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) Inventory; (C) general intangibles (as defined in the UCC), including the Account Agreements; (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) Chattel Paper (as defined in the UCC); (G) Equipment; (H) all letter of credit rights; (I) all deposit accounts of each Loan Party maintained with any bank or financial institution; (J) all money, cash or cash equivalents and property of such Borrower and such Holding Party, any Lender or any participant; (K) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; (L) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property; (M) all Contracts; (N) all goods; (O) all Fixtures (as defined in the UCC); (P) all Investment Property (as defined in the UCC) (other than any covered by the Pledge Agreement); and (Q) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property and all accessions to, substitutions and replacements for and rents and profits of, each of the foregoing.

2.9  Capital Adequacy and Other Adjustments

     In the event Administrative Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Administrative Agent or such Lender or any corporation controlling Administrative Agent or such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Administrative Agent or such Lender or any corporation controlling Administrative Agent or such Lender and thereby reducing the rate of return on Administrative Agent's or such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen (15) days after notice and demand from such Lender (with a copy to Administrative Agent) or Administrative Agent (together with the certificate referred to in the next sentence) pay to Administrative Agent or such Lender additional amounts sufficient to compensate Administrative Agent or such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation thereof submitted by Administrative Agent or any Lender to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

2.10 Taxes

     (A)  No Deductions

          Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of any Lender or any Agent by the jurisdiction under the laws of which such Agent or such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of such Agent's or such Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If any Loan Party shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to any Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

     (B)  Changes in Tax Laws

          In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

          (1) does or shall subject any Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to such Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of such Agent or such Lender); or

          (2) does or shall impose on any Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to such Agent or such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Loan Parties shall promptly pay to such Agent or such Lender, upon its demand, any additional amounts necessary to compensate such Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by such Agent or such Lender with respect to this Agreement or the other Loan Documents. If any Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.10(B)(2), it shall promptly notify Borrower Representative of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Agent or any Lender to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

     (C)  Foreign Lenders

          Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower Representative and Administrative Agent (i) a properly completed and executed Internal Revenue Service Form W8-BEN, W8-ECI or W-8 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption"), or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower Representative or Administrative Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower Representative and Administrative Agent.

          If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower Representative and Administrative Agent within the time periods set forth in the preceding paragraph, Borrowers shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrowers shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower Representative and Administrative Agent.

2.11  Required Termination and Prepayment

      If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrower Representative and Administrative Agent of that determination. Subject to prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of LIBOR Loans as contemplated by subsection 2.12, the obligation of Lender to make or maintain its LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrowers shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.11 is made or, earlier when required by law, repay or prepay LIBOR Loans together with all interest accrued thereon or convert LIBOR Loans to Base Rate Loans.

2.12  Optional Prepayment/Replacement of Lenders in Respect of Increased Costs

      Within fifteen (15) days after receipt by Borrower Representative from Administrative Agent or any Lender (an "Affected Lender") of (1) written notice and demand for payment pursuant to subsection 2.9 or subsection
      2.10 or (2) written notice of the inability to make or continue LIBOR Loans pursuant to subsection 2.11, Borrowers may, at its option, notify Administrative Agent and such Affected Lender of its intention to do one of the following:

      (A) Borrowers may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Administrative Agent. In the event Borrowers obtain a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender for cash consideration equal to all Obligations owing to the Affected Lender, provided that Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment; or

      (B) Borrowers may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Commitments. Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment) and terminate such Affected Lender's Commitments.

2.13  Compensation

      Borrowers shall compensate any Lender, upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities including, without limitation, any loss sustained by such Lender in connection with the re-employment of such funds: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or Conversion/Continuation; (ii) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that LIBOR Loan; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower Representative; or (iv) as a consequence of any other default by Borrowers to repay their LIBOR Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Lender shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

2.14  Booking of LIBOR Loans

      Each Lender may make, carry or transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

2.15  Assumptions Concerning Funding of LIBOR Loans

      Calculation of all amounts payable to each Lender under subsection 2.13 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a

      LIBOR deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under subsection 2.13.

3.    CONDITIONS TO LOANS

3.1   Conditions to Loans

      The obligations of each Lender to advance its Pro Rate Share of each Revolving Advance and the obligation of each Lender to purchase participations in Letters of Credit on the Closing Date and on each Funding Date are subject to satisfaction of all of the conditions set forth below.

      (A)  Closing Deliveries

           Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent and Lenders, all documents, instruments and information identified on Schedule 3.1(A) and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Administrative Agent may at any time reasonably request.

      (B)  Security Interests

           Administrative Agent and Lenders shall have received satisfactory evidence that all security interests and liens granted to Administrative Agent for the benefit of Lenders pursuant to this Agreement or the other Loan Documents (including, without limitation, a pledge of all present and future capital stock of all Subsidiaries of CC) have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances. All filings, recordations and searches necessary or desirable in connection with such liens and security interests shall have been duly made and all filing and recording fees and taxes shall have been duly paid.

      (C)  Closing Date Availability

           After giving effect to the consummation of the transactions contemplated hereunder on the Closing Date and the payment by Borrowers of all costs, fees and expenses relating thereto, Excess Availability shall be no less than $15,500,000.

      (D)  Representations and Warranties

           The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrowers to Administrative Agent after the Closing Date and approved by Administrative Agent.

      (E)  Fees

           With respect to Loans or Letters of Credit to be made or issued on the Closing Date, Borrowers shall have paid the fees payable on the Closing Date referred to in subsection 2.3.

      (F)  No Default

           No event shall have occurred and be continuing or would result from the consummation of the requested borrowing or notice requesting issuance of a Letter of Credit that would constitute an Event of Default or a Default.

      (G)  Performance of Agreements

           Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

      (H)  No Prohibition

           No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Administrative Agent or any Lender from making any Loans or issuing any Letter of Credit.

      (I)  No Litigation

           There shall not be pending or, to the knowledge of Borrowers, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed to Administrative Agent by Borrowers in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that would reasonably be expected to have a Material Adverse Effect.

      (J)  Legal Structure and Capitalization

           The Lenders shall be satisfied with the corporate and legal structure and capitalization of each Borrower and each Guarantor.

      (K)  Senior Notes

           The terms and conditions of the Senior Notes and the Senior PIK Notes shall be acceptable to Administrative Agent in its sole discretion. The amendments to the Senior Notes, Senior Note Indenture, Senior PIK Notes and Senior Debenture Indenture contemplated by the Consent Solicitations (and the second supplemental indentures thereto) shall be acceptable to Administrative Agent in its sole discretion and shall have become effective.

      (L)  Material Adverse Change

           There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties of CC and its Subsidiaries, individually or taken as a whole, since December 31, 1999.

      (M)  Governmental Consents

           All governmental and material third party consents and approvals necessary in connection with each aspect of credit facilities provided in this Agreement and the other transactions contemplated hereby, including the Consent Solicitations and Senior Note Prepayment shall have been obtained (without the imposition of any conditions that are not acceptable to Administrative Agent or the Lenders) and shall remain in effect.

      (N)  Compliance with Laws

           All Revolving Advances being made by the Lenders to Borrowers, and the consummation of the amendments contemplated by the Consent Solicitations, shall be in full compliance with applicable law. Without limitation of the foregoing, Administrative Agent and Lenders shall be satisfied with Borrowers' and Guarantors' compliance with ERISA, applicable environmental, health and safety statutes and regulations, margin regulations and other applicable laws.

      (O)  Insurance

           Administrative Agent shall have received evidence satisfactory to it that the Loan Parties have complied with the requirements of subsection 5.9.

      (P)  Disclosure

           Each Agent and the Lenders shall have received all additional financial, business and other information regarding CC and its Subsidiaries as any Agent or any Lender shall have reasonably requested including, without limitation, satisfactory results of field examinations conducted by or on behalf of Collateral Agent.

      (Q) The Agents and Co-Agent shall have received the most recently prepared monthly financial statements of CC and its Subsidiaries, which shall be satisfactory in all respects to the Agents and Co-Agent.

      (R)  Omitted.

      (S)  Solvency

           Each Loan Party shall have delivered letters, in form and substance satisfactory to Administrative Agent, attesting to the solvency of such Loan Party, as the case may be, in each case individually and together with its Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Loans to be made on the Closing Date and the use of proceeds thereof, from a Responsible Officer.

      (T)  Material Contracts

           Administrative Agent or its counsel shall have completed a review, to Administrative Agent's satisfaction, of all material contracts of the Loan Parties including, without limitation, leases, labor agreements, vendor agreements, supply contracts, license agreements and distributorship agreements, if any.

4.    BORROWERS' REPRESENTATIONS AND WARRANTIES

      To induce Administrative Agent and each Lender to enter into this Agreement, and to induce each Lender to make Loans and to purchase participations in Letters of Credit, each Loan Party represents and warrants to Agents and each Lender that the following statements are and will be true, correct and complete:

4.1   Organization, Powers, Capitalization

      (A)  Organization and Powers

           Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all states where such qualification is required except where failure to be so qualified could not be reasonably expected to have a Material Adverse Effect. Each of the Loan

           Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

      (B)  Capitalization

           Except as set forth on Schedule 4.1(B), all issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, and are free and clear of all Liens other than those in favor of Administrative Agent for the benefit of Lenders, and all such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of the Loan Parties is owned by the stockholders and in the amounts set forth on Schedule 4.1(B) (in the case of CC with shares held by the public being specified in the aggregate). No shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. Except as set forth on Schedule 4.1(B), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities of any such entity.

4.2   Authorization of Borrowing; No Conflict

      Each Loan Party has the corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Loan Documents by each Loan Party do not contravene and will not be in contravention of any applicable law, the corporate charter or bylaws of any Loan Party or any agreement or order by which any Loan Party or any Loan Party's property is bound. This Agreement is, and the other Loan Documents, including the Notes when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

4.3   Financial Condition

      All financial statements concerning CC and its Subsidiaries which have been or will hereafter be furnished by Borrowers to Administrative Agent or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Projections delivered and to be delivered have been and will be prepared by CC in light of the past operations of the business of CC and its Subsidiaries, and such Projections represent and will represent the good faith estimate of CC and its senior management concerning the most probable course of its business as of the date such Projections are prepared and delivered.

4.4   Omitted.

4.5   Indebtedness and Liabilities

      As of the Closing Date, no Loan Party has (a) any Indebtedness except as reflected on Schedule 4.5 or (b) any Liabilities other than as reflected on the most recent financial statements of CC and its Subsidiaries delivered to Administrative Agent or as incurred in the ordinary course of business following the date of such financial statements or set forth on
      Schedule 4.5.

4.6   Account Warranties

      As to each existing Account: (a) at the time of its creation, such Account was a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; (b) except to the extent of Accounts not exceeding $100,000 outstanding at any time in the aggregate (which $100,000 amount shall be deducted by Collateral Agent as a reserve from the Borrowing Base), to the best of each of their knowledge, there are no setoffs, offsets or counterclaims, genuine or otherwise, against such Account; (c) such Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; (d) no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); (e) the Loan Party that holds such Account is the lawful owner of the Account and has the right to assign the same to Administrative Agent, for the benefit of Lenders; (f) such Account is free of all security interests, liens and encumbrances other than those in favor of Administrative Agent, on behalf of Lenders and, in the case of Purchased Accounts and Service Fee Accounts, in favor of the Borrower which purchased or generated same; and (g) such Account is due and payable in accordance with its terms.

4.7   Names

      Schedule 4.7 sets forth all names, trade names, fictitious names and business names under which any Loan Party currently conducts business or has at any time during the past five years conducted business.

4.8   Locations; FEIN

      Schedule 4.8 sets forth the location of each Loan Party's principal place of business, chief executive office, the location of each Loan Party's books and records, the location of all other offices of such Loan Party and all Collateral locations, and such locations are such Loan Party's sole locations for its business and the Collateral. Each Loan Party's federal employer identification number is also set forth on Schedule 4.8.

4.9   Title to Properties; Liens

      Each Loan Party has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of any Loan Party after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which any Loan Party is lessee or lessor which could reasonably be expected to have a Material Adverse Effect.
      Schedule 4.9 sets forth a description of each lease of real property to which a Loan Party is a lessee and each parcel of real property owned in fee by any Loan Party.

4.10  Litigation; Adverse Facts

      Except as set forth on Schedule 4.10, there are no judgments outstanding against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of any Borrower after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

4.11  Payment of Taxes

      All material tax returns and reports of each Loan Party required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable or are being contested in good faith by appropriate proceedings and appropriate reserves therefor have been established in accordance with GAAP. Except as set forth on Schedule 4.11, as of the Closing Date, none of the United States income tax returns of any Loan Party are under audit. No tax liens have been filed and no claims (except as otherwise permitted by subsection 5.9) are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of any Loan Party in respect of any taxes or other governmental charges are in accordance with GAAP.

4.12  Performance of Agreements

      None of the Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

4.13  Employee Benefit Plans

      Each Loan Party, and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by any Loan Party, or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

4.14  Intellectual Property

      Each Loan Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all such Intellectual Property is identified on Schedule 4.14.

4.15  Broker's Fees

      No broker's or finder's fee or commission will be payable with respect to any of the transactions contemplated hereby.

4.16  Government Consents

      All governmental and material third party consents and approvals necessary in connection with the credit facilities provided under this Agreement and the other transactions contemplated hereby, including the Consent Solicitations and Senior Note Prepayment have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect.

4.17  Environmental Compliance

      Each Loan Party has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or, to the best knowledge of each Loan Party, threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party.

4.18  Solvency

      Before and after giving effect to the transactions contemplated by the Loan Documents, and as of, from and after the date of this Agreement, each Loan Party (after taking into consideration all rights of contribution and indemnity such Loan Party has against the other Loan Party): (a) owns and will own assets the fair salable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and
      (ii) greater than the amount that will be required to pay the probable liabilities of such Loan Party as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

4.19  Disclosure

      No representation or warranty of any Loan Party contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to any Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Agents and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to any Loan Party that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to any Agent or any Lender for use in connection with the transactions contemplated hereby.

4.20  Insurance

      Each Loan Party maintains adequate insurance policies for public liability, workers compensation, employee benefit liability, fidelity liability, directors' and officers' liability, errors and omissions, property damage for its business and properties, product liability, and business interruption in amounts customarily carried or maintained by corporations of established reputation engaged in similar businesses. Such policies are in full force and effect. No notice of cancellation has been received with respect to such policies and such Loan Party and each of its Subsidiaries is in compliance with all conditions contained in such policies.

4.21  Compliance with Laws

      No Loan Party is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any health and safety statutes and regulations, and laws regarding the use, release, storage, transport or disposal of any Hazardous Material, which violation would subject such Loan Party, or any of its respective officers to criminal liability or have a Material Adverse Effect and no such violation has been alleged.

4.22  Bank Accounts

      Schedule 4.22 sets forth the account numbers and locations of all bank accounts of each Loan Party.

4.23  Subsidiaries

      No Borrower has any Subsidiaries other than as set forth on Schedule
      4.1(B).

4.24  Employee Matters

      Except as set forth on Schedule 4.24, (a) no Loan Party and no Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Loan Party after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.24, no Loan Party is subject to an employment contract.

4.25  Governmental Regulation

      None of the Loan Parties is, or after giving effect to any loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

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

4.26  Amendments to Schedules

      The Loan Parties may, at any time and from time to time and subject to subsection 5.13, amend any one or more of the Schedules referred in this
      Section 4 and any representation or warranty contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended; provided, however, that in no event may the Loan Parties amend any such Schedule if such amendment would reflect or evidence a Default or Event of Default.

5.    AFFIRMATIVE COVENANTS

      Each Loan Party covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all Letters of Credit, unless Requisite Lenders shall otherwise give their prior written consent, each Loan Party shall perform, and shall cause each other Loan Party to perform, all covenants in this Section 5 applicable to such Person or Persons.

5.1   Financial Statements and Other Reports

      Each Loan Party will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower Representative will deliver to Administrative Agent and each Lender (unless specified to be delivered solely to Administrative Agent or to Collateral Agent) the financial statements and other reports described below.

      (A)  Monthly Financials

           As soon as available, and in any event within forty-five (45) days after the end of each month, Borrower Representative will deliver (1) the consolidated balance sheet of CC and its Subsidiaries as at the end of such month and the related consolidated statement of income for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, (2) a schedule of the outstanding Indebtedness for borrowed money of CC and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (3) consolidated and consolidating statements of cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month.

      (B)  Quarterly Financials

           (i) As soon as available, and in any event within one (1) Business Day after CC files its quarterly report on Form 10-Q with the Securities and Exchange Commission for each of its first three Fiscal Quarters in each Fiscal Year, Borrower Representative will deliver, or will cause to be delivered, to Administrative Agent and each Lender, such report;

           (ii) in respect of the fourth Fiscal Quarter in each Fiscal Year, as soon as available, and in any event within forty-five (45) days after the end of such Fiscal Quarter, Borrower Representative will deliver to Administrative Agent and each Lender financial statements that are equivalent in format to the financial statements that would have been included in a quarterly report on Form 10- Q made by CC for such Fiscal Quarter; and

           (iii) as soon as available, and in any event within forty-five (45) days after the end of such Fiscal Quarter, Borrower Representative will deliver consolidated and consolidating statements of cash flow for such quarter and for the period from the beginning of the then current Fiscal Year to the end of such quarter.

      (C)  Year-End Financials

           As soon as available, and in any event not later than one hundred five (105) days after the end of each Fiscal Year or, if earlier, the date on which CC files its annual report on Form 10-K with the Securities and Exchange Commission in respect of such Fiscal Year, Borrower Representative will deliver: (1) the consolidated balance sheet of CC and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of CC and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the financial statements from a firm of independent certified public accountants selected by CC and acceptable to Administrative Agent, which report shall be unqualified as to going concern and scope of audit of CC and its Subsidiaries and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of CC and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and
           (4) copies of the consolidating financial statements of CC and its Subsidiaries, including related consolidating statements of earnings of CC and its Subsidiaries showing intercompany eliminations.

      (D)  Accountants' Certification and Reports

           Together with each delivery of consolidated financial statements of CC and its Subsidiaries pursuant to subsection 5.1(C), Borrower Representative will deliver (1) a written statement by their independent certified public accountants (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and
           (2) a copy of a letter addressed to such accountants from CC informing such accountants that a primary intent of CC was to have the professional services of such accountants provided to CC and its Subsidiaries in preparing their audit report and the letter referred to in this subsection 5.1(D) benefit or influence Administrative Agent and Lenders, and identifying Administrative Agent and Lenders as parties that CC and its Subsidiaries have indicated intend to rely on such professional services provided to CC and its Subsidiaries by such accountants. Promptly upon receipt thereof, and Borrower Representative will deliver copies of all significant reports submitted to CC or its Subsidiaries by independent public accountants in connection with each annual, interim or special audit of the financial statements of CC and its Subsidiaries made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

      (E)  Compliance Certificate

           Together with the delivery of each set of financial statements referenced in subparts (A), (B) and (C) of this subsection 5.1, Borrower Representative will deliver a Compliance Certificate, together with (i) copies of the calculations and work-up employed to determine Loan Parties' compliance or noncompliance with the financial covenants set forth in Section 6 and subsection 7.1 and
           (ii) a report showing in reasonable detail the calculation of the Applicable Base Rate Margin and the Applicable LIBOR Margin as at the effective date of such financial statements (the "Applicable Margin Report").

      (F)  Borrowing Base Certificates, Registers and Journals

           (1) So long as no Event of Default has occurred and is continuing and Unused Availability is equal to or greater than $7,500,000, Borrower Representative shall deliver to Agents once during each week, on the day in each week specified from time to time by Collateral Agent: a Borrowing Base Certificate updated to reflect

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

                the most recent sales and collections of each Borrower through the second Sunday preceding such day .

           (2) If an Event of Default has occurred and is continuing or if Unused Availability is less than $7,500,000, Borrower Representative shall deliver to Agents at such intervals (more often than once each week) as Collateral Agent in its sole discretion shall determine, on the days in each week specified from time to time by Collateral Agent; (a) a Borrowing Base Certificate updated to reflect the most recent sales and collections of each Borrower through the immediately preceding interval, (b) at the option of Collateral Agent, either an assignment schedule of all Accounts created or acquired by each Borrower during such interval together with cash receipt journals and credit memo journals covering such interval, or a summary aging of all such Accounts, (c) a written summary of all billings, collections and payments with respect to all Borrowers for such interval, and (d) such other information regarding the business, affairs and condition of each Borrower as Collateral Agent may from time to time request.

           (3) Within fifteen (15) Business Days after the end of each month, Borrower Representative shall deliver to Agents: (a) a Borrowing Base Certificate updated to reflect the most recent sales and collections of each Borrower through the immediately preceding month, (b) a summary aging of all such Accounts, (c) a schedule of each customer which is owed a credit or other amount in excess of $25,000 (which amount shall be deducted by Collateral Agent as a reserve from the Borrowing Base) by any Borrower and listing each such amount, and (d) a schedule of all charge-backs relating to any Purchased Account or Service Fee Account and listing each such amount.

      (G)  Rollforward Reports and Listings and Agings

           Within fifteen (15) Business Days after the last day of each month and from time to time upon the request of Collateral Agent, Borrower Representative will deliver to Collateral Agent: (i) an aged trial balance of all then existing Accounts of each Borrower; (ii) a detailed listing of all accruals, and an aged trial balance of accounts payable; and (iii) a Rollforward Report as at the last day of such period. All such reports shall be in form and substance reasonably satisfactory to Collateral Agent.

      (H)  Management Report

           Together with each delivery of financial statements of CC and its Subsidiaries pursuant to subdivisions (A) (on a quarterly basis only), and (B) of this subsection 5.1, Borrower Representative will deliver a copy of the complete management's discussions and

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

           analysis of financial condition and results of operations included in CC's Form 10-K or Form 10-Q, as applicable, filed with the Securities and Exchange Commission for the period covered by such financial statements. The information above shall be presented in reasonable detail and shall be certified by a Responsible Officer of CC and each Borrower to the effect that such information fairly presents the results of operations and financial condition of CC and its Subsidiaries as at the dates and for the periods indicated.

      (I)  Government Notices

           Borrower Representative will deliver to Administrative Agent promptly after receipt by any Loan Party copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or a Loan Party's payment or non-payment of any taxes including any tax audit.

      (J)  Events of Default, etc.

           Promptly upon (but in any event within five (5) Business Days after) any officer of any Loan Party obtaining knowledge of any of the following events or conditions, Borrower Representative shall deliver a certificate of a Responsible Officer of such Loan Party specifying the nature and period of existence of such condition or event and what action such Loan Party has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to any Loan Party or any other action taken with respect to a claimed default; or (3) any Material Adverse Effect.

      (K)  Trade Names

           Borrower Representative will give Administrative Agent at least ten
           (10) days advance written notice of any change of name or of any new trade name or fictitious business name by any Loan Party. Each Loan Party's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

      (L)  Locations

           Borrower Representative will give Administrative Agent at least thirty (30) days' advance written notice of any change in any Loan Party's principal place of business or

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

           chief executive office or any change in the location of its books and records or the Collateral or of any new location for its books and records or any Collateral.

      (M)  Bank Accounts

           Borrower Representative will give Administrative Agent prompt notice of any new bank accounts any Loan Party intends to establish prior to its opening same (and may open same only as provided in Section 7.15).

      (N)  Litigation

           Promptly upon (but in any event within five (5) Business Days after) any officer or any Loan Party obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by a Loan Party to Administrative Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to have a Material Adverse Effect, Borrower Representative will promptly give notice thereof to Administrative Agent and provide such other information as may be reasonably available to them to enable Administrative Agent and its counsel to evaluate such matter.

      (O)  Projections

           As soon as available and in any event no later than the end of each Fiscal Year of CC, Borrower Representative will deliver preliminary Projections of CC and its Subsidiaries for the forthcoming three Fiscal Years, year by year, and for the forthcoming Fiscal Year, quarter by quarter, and shall deliver the final Projections for such periods as soon as available and in any event no later than December 31 in the first of such three Fiscal Years.

      (P)  Other Indebtedness Notices

           Borrower Representative shall promptly deliver copies of all notices given or received by (but in any event with five (5) Business Days after receipt from) any Loan Party with respect to noncompliance with any term or condition related to any Indebtedness in excess of $250,000 either individually or in the aggregate, and shall promptly notify Lenders and Administrative Agent of any potential or actual event of default with respect to any such Indebtedness.

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

      (Q)  Other Information

           With reasonable promptness, Borrower Representative will deliver such other information and data with respect to any Loan Party, or the Collateral as any Agent or any Lender may reasonably request from time to time.

      (R)  Omitted.

      (S)  Public Filings

           Within one (1) Business Day after the filing or release thereof, Borrower Representative will deliver a copy of each registration statement (and amendment and supplement thereto), report, press release, prospectus, proxy statement or other filing or disclosure made by CC or any other Loan Party with any securities commission, exchange or association or under the Securities Act of 1933, the Securities Exchange Act of 1934, any related laws or regulations or any comparable state acts, laws or regulations.

5.2   Access to Accountants and Management

      The Loan Parties authorize Administrative Agent and Lenders to discuss the financial condition and financial statements of any Loan Party with such Loan Party's independent public accountants upon reasonable notice to Borrower Representative of its intention to do so, and authorizes such accountants to respond to all of Administrative Agent's and Lenders' inquiries. Each Lender may, with the consent of Administrative Agent, which will not be unreasonably denied, confer with any Loan Party's management directly regarding such Loan Party's business, operations and financial condition.

5.3   Inspection

      The Loan Parties shall permit any one or more of the Agents and Co-Agent and any authorized representatives designated by any Agent or Co-Agent to visit and inspect any of the properties of any Loan Party, including their financial and accounting records (for the purposes of field audit or otherwise), and in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss their affairs, finances and business with their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Each Lender may, with the consent of any Agent or Co-Agent making such visit or inspection, which consent will not be unreasonably denied, accompany such Agent or Co-Agent on any such visit or inspection.

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

5.4   Collateral Records

       The Loan Parties shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Administrative Agent's security interests in the Collateral, for the benefit of Lenders.

5.5    Account Covenants; Verification

       Borrowers shall, at their own expense: (a) cause all invoices evidencing Accounts and all copies thereof to bear a notice that such invoices are payable to the lockboxes established in accordance with subsection 5.6 and (b) use their best efforts to assure prompt payment of all amounts due or to become due under the Accounts. Discounts, credits or allowances will be issued, granted or allowed by each Borrower to customers and returns will be accepted solely in accordance with the ordinary course of such Borrower's business and consistent with past practices, provided that, upon written notice to such effect given by Collateral Agent at any time during the existence of any Event of Default, such practice shall cease. Borrower Representative will immediately notify Collateral Agent in the event that a customer alleges any dispute or claim with respect to an Account if the amount in dispute is, or the claim involves an amount, in excess of $50,000 or of any other circumstances known to any Borrower that may impair the validity or collectibility of such an amount in respect of any Account. Collateral Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. While a Default or an Event of Default is continuing, no Borrower shall, without the prior consent of Collateral Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

5.6    Collection of Accounts and Payments; Cash Management Arrangements

       (a) On or prior to the date 45 days following the Closing Date, Borrowers shall establish lockboxes and blocked accounts (collectively, "Blocked Accounts") in Borrowers' names or, by separate agreement with Administrative Agent, in Administrative Agent's name, with such banks ("Collecting Banks") as are acceptable to Administrative Agent (subject to irrevocable instructions acceptable to Administrative Agent as hereinafter set forth and contained in agreements in form and substance acceptable to Administrative Agent among the applicable Borrowers and Collecting Banks and Administrative Agent ("Blocked Account Agreement")) to which all Account Debtors shall directly remit all payments on Accounts and in which Borrowers will immediately deposit all payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Administrative Agent, that all payments made to the Blocked

            Accounts are the sole and exclusive property of Administrative Agent, for the benefit of Lenders, and that the Collecting Banks have no right of setoff against the Blocked Accounts and that all such payments received will, upon delivery of Notice of Activation Event from any Agent to the Collecting Banks, be promptly transferred to Administrative Agent's Account. Borrowers hereby agree that all payments received by Administrative Agent, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Administrative Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Administrative Agent, for the benefit of Lenders. Borrowers shall irrevocably instruct each Collecting Bank, upon receipt of Notice of Activation Event from any Agent, immediately to transfer all payments or deposits to the Blocked Accounts into Administrative Agent's Account. Borrowers, and their respective Affiliates, employees, agents or other Persons acting for or in concert with any Borrower, shall, acting as trustee for Administrative Agent, receive, as the sole and exclusive property of Administrative Agent, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of any Borrower or any of such Borrower's Affiliates, employees, agents or other Persons acting for or in concert with any Borrower, and immediately upon receipt thereof, Borrowers or such Persons shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or, upon written direction from any Agent, to Administration Agent at its address set forth in subsection 10.4 below. No Agent shall issue a Notice of Activation Event unless either (i) an Event of Default shall have occurred and be continuing or (ii) an Activation Event shall have occurred and be continuing. The Agent issuing Notice of Activation Event shall withdraw each Notice of Activation Event that has not previously been withdrawn if no Event of Default is continuing, Requisite Lenders shall have otherwise agreed or following the issuance of such Notice of Activation Event, there shall have been a period of at least ten (10) consecutive Business Days during which no Activation Event shall be continuing.

      (b) Borrowers shall, in addition to the matters referred to in (a) above, on or prior to the dated 45 days following the Closing Date establish a cash management arrangement pursuant to such instruments and documents and with such bank or banks as shall be satisfactory to Administrative Agent. The arrangements referred to in (a) above and the cash management arrangement referred to in this clause (b) are herein referred to collectively as the "Cash Dominion Arrangement."

      (c) Except as otherwise provided in subsection 8.7(b), all amounts deposited in the Administrative Agent's Account from the Collecting Banks may be applied to the

            Obligations by Administrative Agent in such manner as Administrative Agent may deem advisable notwithstanding any previous entry by Administrative Agent upon any books and records. Borrowers shall receive credit for any such application as provided in subsection 2.4(A).

5.7   Endorsement

      Each Borrower hereby constitutes and appoints Administrative Agent and all Persons designated by Administrative Agent for that purpose as such Borrower's true and lawful attorney-in-fact, with power to endorse such Borrower's name to any of the items of payment or proceeds described in subsection 5.6 above and all proceeds of Collateral that come into Administrative Agent's possession or under Administrative Agent's control. Both the appointment of Administrative Agent as such Borrower's attorney and Administrative Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

5.8   Corporate Existence

      Except as permitted pursuant to subsection 7.6, each Loan Party will, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. Borrower Representative will promptly notify Administrative Agent of any change in the ownership or corporate structure of any Loan Party.

5.9   Payment of Taxes

      Each Loan Party will pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon; provided, however, that no such tax need be paid if such Loan Party is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted, if such Loan Party has established appropriate reserves as shall be required in conformity with GAAP and no Lien in respect of such tax has arisen and attached to any Collateral.

5.10  Maintenance of Properties; Insurance

      Each Loan Party will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of any Loan Party and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Loan Party will maintain or cause to be maintained, with financially sound and reputable insurers, public liability insurance, workers compensation, employee benefit liability insurance, fidelity insurance, errors and omissions insurance, directors' and officers' liability insurance, and property damage insurance with respect to each Loan Party's business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Administrative Agent in its reasonable credit judgement. Each Loan Party shall cause Administrative Agent, for the benefit of Lenders, to be named as loss payee on all insurance policies relating to any Collateral and as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Administrative Agent and shall collaterally assign to Administrative Agent, for the benefit of Lenders, as security for the payment of the Obligations all business interruption insurance of the Loan Parties. Loan Parties shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(B). Each Loan Party will, and will cause each other Loan Party to, deliver to Administrative Agent, within ten (10) Business Days prior to the expiration or termination of any such insurance policy, a certificate of renewal or replacement of such insurance policy, as issued by the applicable insurance company or its duly authorized agent.

5.11  Compliance with Laws

      Each Loan Party will, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which such Borrower, other Loan Party or Subsidiary is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

5.12  Further Assurances

      Each Loan Party shall, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Administrative Agent such instruments, certificates of title or other documents as Administrative Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. Upon creation or acquisition thereof, each Loan Party shall cause any newly created or acquired Subsidiary of a Borrower or a Loan Party promptly to become a Borrower and/or Corporate Guarantor hereunder (as specified by Administrative Agent) and to grant to Administrative Agent, on behalf of Lenders, perfected first priority (subject only to Permitted Encumbrances) security interests in all present and future real, personal and mixed property of such Subsidiary, and shall cause all present and future equity interests in such Subsidiary to be pledged to Administrative Agent as security for the Obligations on a first priority basis (subject only to Permitted Encumbrances) and, to the extent requested by Administrative Agent, and at Borrowers' sole cost and expense, shall deliver or cause to be delivered to Administrative Agent

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

      such legal opinion, certificates, title insurance, evidence of UCC and other searches, evidence of perfection of security interests, environmental reports, appraisals (including real estate appraisals contemplated by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and the regulations promulgated thereunder), landlord waivers, bailee letters and similar documents and agreements, as Administrative Agent may have reasonably requested. Each Loan Party that is a party hereto authorizes Administrative Agent to file financing statements describing Collateral of such Loan Party without the signature of such Loan Party to the extent permitted by law. Each Loan Party will deliver to Administrative Agent the original of all letters of credit issued to it as a beneficiary along with a collateral assignment thereof evidencing the consent to such assignment by the issuer of such letter of credit and each correspondent or confirming bank, all in form and substance reasonably acceptable to Administrative Agent.

5.13  Collateral Locations

      Each Loan Party will keep the Collateral at the locations specified on
      Schedule 4.8. With respect to any new location (which in any event shall be within the continental United States), each Loan Party will execute such documents and take such actions as Administrative Agent deems necessary to perfect and protect the security interests of Administrative Agent, on behalf of Lenders, in the Collateral prior to the transfer or removal of any Collateral to such new location.

5.14  Instruments; Chattel Paper

      Except to the extent Indebtedness evidenced thereby does not exceed $50,000 outstanding at any time in the aggregate, Loan Parties will deliver and pledge to Administrative Agent all notes and instruments (as defined in the UCC) duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent. The Loan Parties will mark conspicuously all chattel paper with a legend, in form and substance satisfactory to Administrative Agent, indicating that such chattel paper is subject to the security interest of Administrative Agent, for the benefit of itself and Lenders. Borrowers shall take all steps necessary to grant to Administrative Agent control of all electronic chattel paper in accordance with any provisions of the UCC regarding same which may come into effect.

      Without limiting the generality of the foregoing, Loan Parties will mark conspicuously all Account Agreements with the legend referred to in the preceding paragraph.

5.15  Account Agreements

      Borrower Representative will deliver to each Agent a copy of each Account Agreement, or material amendment to any Account Agreement, entered into after the Closing Date, each

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      certified as being a complete, accurate and correct copy thereof by a
      Responsible Officer of Borrower Representative, together with, in the case of any Account Agreement entered into after the Closing Date, copies of lien search results indicating the applicable Loan Party as having a first priority perfected ownership interest in each applicable Account, subject to no Liens except those in favor of Administrative Agent on behalf of Lenders. No Loan Party shall waive any material rights under any Account Agreement or settle or compromise any claim under any Account Agreement, in any case, which would affect title of such Loan Party to any Account or materially increase the obligations of such Loan Party to the applicable Account Seller without, in each case, the prior written consent of Collateral Agent.

5.16  Use of Proceeds and Margin Security

      Borrowers shall use the proceeds of all Loans as described in subsection
      2.5 of this Agreement consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by any Borrower or any other Loan Party for the purpose of purchasing or carrying margin stock within the meaning of Regulation U, or in any manner that might cause the borrowing, the application of such proceeds, or the transactions contemplated hereby or by the other Loan Documents to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or the rules and regulations thereunder.

6.    FINANCIAL COVENANTS

      Each Loan Party covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit, unless Borrowers have received the prior written consent of Requisite Lenders, such Loan Party shall comply with, and shall cause each other Loan Party to comply with, all covenants in this Section 6.

6.1   Omitted

6.2   Fixed Charge Coverage

      The Loan Parties shall not suffer or permit Fixed Charge Coverage for any period of one fiscal quarter, or two or three consecutive fiscal quarters, ending on December 31, 2000, March 31, 2001 and June 30, 2001, respectively, or of four consecutive fiscal quarters ending on the last day of any fiscal quarter thereafter, to be less than 1.05:1.00 (in the case of the two fiscal quarters ending March 31, 2001) and otherwise 1.10:1.00.

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6.3   Minimum EBITDA

      CC and its direct and indirect Subsidiaries shall maintain EBITDA in at least the amount set forth below opposite each period specified if a Notice of Activation Event shall have been issued (or could have been issued) at any time during the last two calendar months of such period or after the end of such period and up to and including the date of delivery to Administrative Agent of the financial statements required to be delivered in respect of the Fiscal Quarter or Fiscal Year ending on the last day of such period, under Section 5.1(B) or (C), as the case may be:


         Period                           Minimum EBIDTA
         ------                           --------------
Four Fiscal Quarters Ending:
December 31, 2000                           $30,650,000
March 31, 2001                              $31,400,000
June 30, 2001                               $31,400,000
September 30, 2001                          $31,400,000
December 31, 2001                           $33,000,000
March 31, 2002                              $34,000,000
June 30, 2002                               $35,000,000
September 30, 2002                          $36,000,000
December 31, 2002                           $37,000,000
March 31, 2003                              $38,000,000
June 30, 2003                               $39,000,000
September 30, 2003                          $40,000,000
December 31, 2003                           $41,000,000

6.4  Maximum Capital Expenditures

     The Loan Parties shall not suffer or permit CC and its Subsidiaries, on a consolidated basis, to make Capital Expenditures during any period set forth below in excess of the amount set forth opposite such period.

                Period                              Maximum Capital Expenditure
                ------                              ---------------------------
Closing Date through December 31, 2001                       $5,000,000
Fiscal Year Ending December 31, 2002                         $5,500,000
Each Fiscal Year Ending on or after December 31, 2003        $6,000,000


7.    NEGATIVE COVENANTS

      Each Loan Party covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Letters of Credit, unless such Loan Party has received the prior written consent of Requisite Lenders, such Loan Party shall not, and shall not permit any other Loan Party to:

7.1   Indebtedness and Liabilities

      Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) Intercompany Indebtedness (i) among Borrowers (other than that described in clause (ii) of this paragraph (b)) and (ii) provided that no Default or Event of Default shall have occurred and be continuing at the time of the incurrence thereof or would result therefrom, Indebtedness incurred by CC or COI (and advanced by a Borrower other than CC or COI) to permit CC or COI to make payments in cash then due under and pursuant to the Senior Notes and the Senior PIK Notes, pay expenses incurred in the ordinary course of business and to make Restricted Junior Payments permitted under subsection 7.5; provided that, in each case, such Indebtedness shall be unsecured and subordinated in right of payment to the Obligations in a manner and upon terms acceptable to Administrative Agent (and by its execution and delivery hereof, each Borrower agrees that any such Indebtedness shall be so unsecured and so to subordinate such Indebtedness) and shall not be evidenced by any note or other instrument, unless the same is pledged to Administrative Agent and Lenders pursuant to subsection 5.14; (c) Indebtedness (excluding Capital Leases) not to exceed $250,000 in the aggregate at any time outstanding secured by purchase money Liens; (d) Indebtedness under Capital Leases not to exceed $5,000,000 outstanding at any time in the aggregate; (e) Indebtedness existing on the Closing Date and identified on Schedule 4.4; (f) Indebtedness incurred by any Borrower in connection with Permitted Acquisitions permitted under subsection 7.6(B); provided that (1) such Indebtedness (A) shall be unsecured and subordinated in right of payment to the Obligations in a manner and upon terms acceptable to Administrative Agent, (B) shall not exceed $5,000,000 outstanding at any time in the aggregate with respect to any individual Permitted Acquisition and (C) shall be on terms and conditions acceptable to Administrative Agent and
      (2) all such Indebtedness incurred by Borrowers shall not exceed $10,000,000 outstanding in the aggregate at any time; (g) Indebtedness not exceeding $100,000,000 in aggregate principal amount under the Senior Notes or such lesser principal amount as may be outstanding from time to time; and

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

      (h) Indebtedness not exceeding $28,800,000 in aggregate principal amount under the Senior PIK Notes or such lesser principal amount as may be outstanding from time to time, plus the amount of "Additional PIK Securities" (as defined in the Senior Debentures Indenture) issued in lieu of cash interest on or after the Closing Date and on or prior to December 1, 2002. Except for Indebtedness permitted in the preceding sentence, no Loan Party will incur any Liabilities except for trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which any Loan Party is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent such Loan Party has established adequate reserves therefor, if appropriate under GAAP.

7.2   Guaranties

      Except for the guaranties of the Obligations provided hereunder and under the other Loan Document and except for (a) endorsements of instruments or items of payment for collection in the ordinary course of business and (b) the agreements of THISCO and Brentwood in their respective Account Agreements to fund the payroll of Account Sellers in respect of Service Fee Accounts consistent with current practices at the Closing Date, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

7.3   Transfers, Liens and Related Matters

      (A)  Transfers

           Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of such Person, except that (i) Borrowers may sell inventory in the ordinary course of business; and (ii) Loan Parties may make Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $125,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $500,000; (2) the consideration received is at least equal to the fair market value of such assets, as determined in good faith by such Loan Party's board of directors; (3) the sole consideration received is cash; (4) the net proceeds of such Asset Disposition are applied as required by subsection 2.4(B); (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the

          Obligations with the proceeds thereof, Loan Parties are in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and are in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall then exist or result from such sale or other disposition. In no event shall any Loan Party make any Asset Disposition with respect to any capital stock of any other Loan Party other than to another Loan Party which is a Corporate Guarantor and a party as a pledgor to the Pledge Agreement and so long as Administrative Agent retains a perfected first priority lien on such capital stock and has received such legal opinions and other documents as it may have reasonably requested in connection therewith.

     (B)  Liens

          Except for Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

     (C)  No Negative Pledges

          Enter into, assume or suffer to exist any agreement (other than the Senior Notes Indenture and the Senior Debentures Indenture (each as in effect on the Closing Date) and the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

     (D)  No Restrictions on Subsidiary Distributions to any Borrower

          Except as provided herein or in the Senior Notes Indenture, the Senior Debentures Indenture (each as in effect on the Closing Date) or the Loan Documents, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party to: (1) pay dividends or make any other distribution on any of such Loan Party's capital stock; (2) subject to subordination provisions, pay any indebtedness owed to any Loan Party; (3) make loans or advances to any Loan Party; or (4) transfer any of its property or assets to any Loan Party.

7.4  Investments and Loans

     Make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $250,000 at any time; (c) Intercompany Indebtedness permitted under subsection 7.1;

     (d) Permitted Acquisitions permitted under subsection 7.6(B); (e) advances made in the ordinary course of business consistent with current practices at the Closing Date by THISCO and Brentwood to independent supplemental staffing firms to induce such firms to enter into Account Agreements; provided, that such advances are secured by a first priority perfected security interest in the Accounts under such Account Agreements in favor of THISCO or Brentwood, as the case may be, subject to no Liens other than Permitted Encumbrances; and (f) in addition to advances made pursuant to clause (e) above, advances not to exceed $500,000 outstanding at any time in the aggregate made by Borrowers in the ordinary course of business consistent with current practices at the Closing Date to Persons engaged in the business of providing temporary employment personnel to clients to induce such Persons to enter into, or remain party to, Account Agreements or Licensing Agreements.

7.5  Restricted Junior Payments

     Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (other than in the case of Restricted Junior Payments made pursuant to clauses (B)(iv) and (B)(vi) below, which may be made whether or not a Default or Event of Default shall have occurred and is continuing or would result therefrom), a Loan Party (other than CC except in the case of clause
     (vii) below) may make Restricted Junior Payments (A) to effect the Senior Note Prepayment so long as (i) immediately after giving effect to the Senior Note Prepayment, there shall be Unused Availability equal to the sum of (w) $10,000,000 plus (x) the tax expense of CC and its Subsidiaries related to any non-recurring gain arising from such Senior Note Prepayment plus (y) accrued and unpaid interest (other than interest payable in kind) on the Senior Notes and Senior PIK Notes, (ii) the total cost of such Senior Note Prepayment, including such tax expenses and all other costs and expenses paid or incurred in connection with such Senior Note Prepayment shall not exceed $16,500,000, and (iii) the Senior Note Prepayment shall comply with all applicable laws and the terms of all agreements (including the Senior Notes Indenture and Senior Debentures Indenture) to which CC or any of its Subsidiaries is a party or by which any of them is bound; and
     (B) with respect to its common stock to the extent necessary (i) to permit Borrowers to pay the Obligations; (ii) to permit COI to make scheduled payments (but not prepayments) of interest in cash then due under and pursuant to the Senior Notes; (iii) to permit CC to make scheduled payments (but not prepayments) of interest in cash then due under and pursuant to the Senior PIK Notes; (iv) to permit CC to make payments in cash directly related to compliance by it with laws and regulations applicable to it by virtue of its status as a publicly-held corporation; (v) to permit CC and/or COI to make optional prepayments or purchases of the Senior Notes and/or Senior PIK Notes, and related payments of interest and reasonable fees, costs and expenses related thereto, but only to the extent of and directly out of the proceeds of the concurrent consummation of an issuance by CC for cash of its common stock, or options, warrants or rights with respect to its common stock; (vi) to permit CC and COI to make payments in cash in respect of Corporate Overhead; (vii) to permit CC to pay dividends in respect of (but not to effect any redemption or purchase of) its outstanding shares of Series F preferred stock, in an amount not in excess of $25,000 in any Fiscal Year; and (viii) to permit any Borrower to pay expenses incurred in the ordinary course of business.

7.6   Restriction on Fundamental Changes

      (A) (i) Enter into any transaction of merger or consolidation; (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that (1) any Borrower may merge or consolidate with, or convey, sell or transfer all or substantially all of its assets to, any other Borrower; and (2) any Inactive Subsidiary may be liquidated, wound-up or dissolved into any other Subsidiary of a Borrower.

     (B) Acquire by purchase or otherwise, all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person; provided, however, that so long as: (i) no Default or Event of Default has occurred and is continuing before and after giving effect thereto; and (ii) the Cash Dominion Arrangement (as defined in subsection 5.6) is in effect, any Borrower, may acquire all or substantially all of the assets of any Person (in each case, a "Permitted Acquisition"); provided that each Permitted Acquisition shall be subject to the satisfaction of the condition precedent that the Unused Availability shall be not less than $15,000,000 without giving effect to the proposed Permitted Acquisition for the ninety (90) day period preceding the consummation thereof and to the satisfaction of each of the following additional conditions precedent:

            (1) Administrative Agent shall receive not less than fifteen (15) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

            (2) such Permitted Acquisition shall only be of those assets of a Target which are located solely in the United States and comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date, including, without limitation, the temporary personal services business, the consulting placement business and the staffing services business, and which business would not subject any Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents;

          (3) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

          (4) the business and assets of the Target acquired in such Permitted Acquisition shall be acquired free and clear of all Liens (other than Permitted Encumbrances);

          (5) no Indebtedness, contingent obligations or other liabilities shall be incurred or assumed in connection with such Permitted Acquisition, except (x) loan advances, (y) ordinary course trade payables, accrued expenses and Indebtedness of Target assumed in connection therewith to the extent permitted to be incurred by Borrowers pursuant to subsection 7.1 and (z) Indebtedness incurred in connection therewith to the extent permitted to be incurred by Borrowers pursuant to subsection 7.1;

          (6) on or prior to the date thereof, Administrative Agent will be granted a first and prior perfected security interest (subject to Permitted Encumbrances) in all assets being acquired pursuant to such Permitted Acquisition, and Borrowers shall have executed such documents and taken such actions as may be required by Administrative Agent in connection therewith as contemplated by subsection 5.12;

          (7) Borrower Representative shall have delivered to Administrative Agent, in form and substance satisfactory to Administrative
                 Agent:

                 (i) pro forma balance sheets of CC and its Subsidiaries (the "Acquisition Pro Forma") on a consolidated basis, based on financial data as of a recent date, which shall be complete and shall accurately and fairly represent the assets, liabilities, financial condition and results of operations of, CC and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and the Acquisition Projections (as hereinafter defined) shall reflect that Unused Availability for the 90-day period following the consummation of such Permitted Acquisition will exceed $15,000,000 on a pro forma basis (giving effect to such Permitted Acquisition and the Eligible Accounts that would be acquired in connection therewith, and all Loans funded in connection therewith as if made on the first day of such period);

               (ii) updated versions of the most recently delivered projections covering the one (1) year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with subsections 4.3 and 4.19 (the "Acquisition Projections") and based upon historical financial data of a recent date satisfactory to Administrative Agent, taking into account such Permitted Acquisition provided, that Acquisition Projections for any
                                  --------
                      Permitted Acquisition for which total consideration therefor does not exceed $500,000 may be limited to projected revenues and EBITDA for such one year period; and

               (iii) a certificate of a Responsible Officer of each Loan Party to the effect that: (I) each Loan Party (after taking into consideration all rights of contributions and indemnity such Loan Party has against each Holding Party and each other Subsidiary of Holding Parties) will be solvent (as represented in subsection 4.18) upon the consummation of the transaction contemplated by the Permitted Acquisition;
                      (II) the Acquisition Pro Forma fairly presents the financial condition of CC and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the transactions contemplated by such Permitted Acquisition; (III) the Acquisition Projections are good faith estimates, based on assumptions believed at the date of such certificate in good faith to be reasonable, of the future financial performance of CC and its Subsidiaries subsequent to the date thereof based upon the historical performance and the projected future financial performance of CC and its Subsidiaries; and (IV) the Loan Parties have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were acceptable to the Loan Parties;

          (8) on or prior to the date of such Permitted Acquisition, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, all collateral and security documents, opinions, certificates, lien search results and other documents reasonably requested by Administrative Agent to evidence compliance with the foregoing provisions of this subsection 7.6(B) and subsection 5.12; and

          (9) the total Acquisition Costs payable in connection with such Permitted Acquisition plus the sum of all Acquisition Costs paid in connection with previous Permitted Acquisitions shall not exceed $30,000,000.

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

     (C) Should Borrower Representative request Administrative Agent's consent to an acquisition which would not otherwise qualify as a Permitted Acquisition, Administrative Agent agrees to use its best efforts to communicate its response to Borrower Representative in a reasonably prompt manner, it being understood that Administrative Agent shall have no obligation to consent to any such acquisition and no failure or delay on the part of Administrative Agent in the delivery of such response shall be construed to be a consent to such acquisition.

7.7  Transactions with Affiliates

     Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of and pursuant to the reasonable requirements of Loan Parties' business and upon fair and reasonable terms which, except for transactions which are expressly permitted pursuant to the terms of this Agreement, are fully disclosed to Administrative Agent and Lenders and which are no less favorable to Borrowers than they would obtain in comparable arm's length transactions with unaffiliated Persons.

7.8  Environmental Liabilities

     (a) Violate any applicable Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

7.9  Conduct of Business

     From and after the Closing Date, engage in any business other than businesses of the type engaged in by Loan Parties on the Closing Date. The Holding Parties shall not engage in any type of business activity other than ownership of their respective Subsidiaries' capital stock and activities incidental to the maintenance of its corporate existence.

7.10 Compliance with ERISA

     Establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Neither any Loan Party nor any of its Subsidiaries shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

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

7.11 Tax Consolidations

     File or consent to the filing of any consolidated income tax return with any Person other than any other Loan Party; provided that in the event any Borrower files a return with any other Loan Party (other than another Borrower), such Borrower's contribution with respect to taxes as a result of the filing of such consolidated return shall not be greater, nor the receipt of tax benefits less, than they would have been had such Borrower not filed a consolidated return with such other Loan Party.

7.12 Subsidiaries

     Establish, create or acquire any new Subsidiaries.

7.13 Fiscal Year

     Change its Fiscal Year.

7.14 Press Release; Public Offering Materials

     Disclose the name of Administrative Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law.

7.15 Bank Accounts

     Establish any new bank accounts, or amend or terminate any Blocked Account or lockbox agreement, without Administrative Agent's prior written consent; provided, that Borrowers may establish additional bank accounts so long as in each case (a) Borrower Representative provides Administrative Agent with at least ten (10) Business Days' prior written notice thereof and (b) each such bank account which is a depository account is subject to an effective Blocked Account Agreement prior to the establishment thereof.

7.16 Changes Relating to Senior Notes and Senior PIK Notes

     Change or amend, or agree to change or amend, any of the terms of the Senior Notes, the Senior PIK Notes, the Senior Notes Indenture, the Senior Debentures Indenture, or any related documents, if the effect of such change or amendment is or would be to: (a) increase the interest rate on the Indebtedness covered thereby; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) modify or add any event of default or add any covenant of the obligor of such Indebtedness; (d) change the payment provisions of such Indebtedness; or
     (e) change or amend any other term thereof if such change or amendment would materially increase the obligations of COI or CC or confer additional material rights on

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

     the holder of such Indebtedness in a manner adverse to the interests of any Loan Party, any Agent or any Lender.

8.   DEFAULT, RIGHTS AND REMEDIES

8.1  Event of Default

     "Event of Default" shall mean the occurrence or existence of any one or more of the following:

     (A)  Payment

          Failure to make payment of any of the Obligations when due and in the case of interest, such failure shall not be cured within five (5) days of the applicable due date; or

     (B)  Default in Other Agreements

          (A) (1) Failure of any Loan Party to pay when due any principal or interest on any Indebtedness (other than the Obligations) or (2) breach or default of any Loan Party with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $300,000 or having an aggregate principal amount in excess of $650,000 to become or be declared due prior to its stated maturity; or (B) default by CC, COI or any Subsidiary of either thereof under the Senior Notes Indenture or Senior Debentures Indenture, including any breach of any covenant thereunder regardless of whether such covenant is more restrictive than, or conflicts with, or covers the same or similar matters as the covenants set forth in this Agreement or any other Loan Documents; or

     (C)  Breach of Certain Provisions

          Failure of any Loan Party to perform or comply with any term or condition contained in subsections 5.1 (A), (B) and (C), 5.3, 5.5 or
          5.6 or contained in Section 6 or Section 7; or

     (D)  Breach of Warranty

          Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

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     (E)  Other Defaults Under Loan Documents

          Any Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by Borrower Representative of notice from Administrative Agent, or Requisite Lenders of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

     (F)  Change in Control

          (1) CC ceases to beneficially own and control, directly or indirectly, at least one hundred percent (100%) of the issued and outstanding shares of each class of capital stock of COI entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of COI's board of directors; (2) COI ceases to beneficially own and control, directly or indirectly, at least one hundred percent (100%) of the issued and outstanding shares of each class of capital stock of each Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of such Borrower's board of directors or (3) the occurrence of a "Change of Control" (as such term is defined in the Senior Debentures Indenture or in the Senior Note Indenture, each as in effect on the Closing Date and whether or not any such Indenture is in effect on the date of such Change of Control).

     (G)  Involuntary Bankruptcy; Appointment of Receiver, etc.

          (1) A court enters a decree or order for relief with respect to any Loan Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Loan Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party, or over all or a substantial part of their respective property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of any Loan Party, for all or a substantial part of the property of any Loan Party; or

     (H)  Voluntary Bankruptcy; Appointment of Receiver, etc.

          (1) An order for relief is entered with respect to any Loan Party commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Loan Party makes any assignment for the benefit of creditors; or (3) the board of directors of any Loan Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

     (I)  Liens

          Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of (i) any assets of the Loan Parties not constituting Collateral and having a value at any time in excess of $250,000 in the aggregate or (ii) any Collateral, in any case by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is foreclosed upon or subject to execution or is not stayed, vacated, paid or discharged within thirty (30) days; or

     (J)  Judgment and Attachments

          Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $250,000 or (2) an amount in the aggregate at any time in excess of $1,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Loan Party or any of its assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (K)  Dissolution

          Any order, judgment or decree is entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order remains undischarged or unstayed for a period in excess of thirty (30) days; or

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     (L)  Solvency

          Any Loan Party ceases to be solvent (as represented in subsection 4.18) or any Loan Party admits in writing its present or prospective inability to pay its debts as they become due; or

     (M)  Injunction

          Any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

     (N)  Invalidity of Loan Documents

          Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

     (O)  Failure of Security

          Administrative Agent, on behalf of Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Administrative Agent or any Lender to take any action within its control; or

     (P)  Damage, Strike, Casualty

          Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than sixty (60) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

     (Q)  Licenses and Permits

          The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

     (R)  Forfeiture

          There is filed against any Loan Party, any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days; and (2) could reasonably be expected result in the confiscation or forfeiture of any material portion of the Collateral; or

     (S)  CC or COI Activities

          CC or COI shall engage in any business activities, other than activities solely related to ownership of the stock of COI (in the case of CC) and of the stock of Borrowers (in the case of COI), compliance with the Senior Notes Indenture and the Senior Debentures Indenture, Corporate Overhead activities, and activities related to compliance with laws and regulations applicable to CC as a publicly-owned corporation; or

     (T)  Inactive Subsidiaries' Activities

          Any Inactive Subsidiary shall hold or acquire any assets, incur any liabilities (other than corporate franchise taxes and other similar charges incidental to the maintenance of its corporate existence and intercompany loans incurred in accordance with subsection 7.1(b)(ii) solely for the purpose of paying such taxes and charges) or engage in any business activity, unless, within ten (10) days after the first to occur of any such activity, such entity shall have executed and delivered to Administrative Agent such instruments and documents as shall be satisfactory in form and substance to Administrative Agent and as shall provide for such entity being a Borrower under this Agreement.

8.2  Suspension of Commitments

     Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Administrative Agent may or upon demand by Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Commitments shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period (without having become an Event of Default), the Commitments shall be reinstated.

8.3  Acceleration

     Upon the occurrence of any Event of Default described in the foregoing subsection 8.1(G) or 8.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by any Loan Party, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may, and upon demand by Requisite Lenders shall, by written notice to Borrower Representative, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and (b) demand that Borrowers immediately deposit with Administrative Agent an amount equal to one hundred five percent (105%) of the Letter of Credit Reserve to enable Lender to make payments under the Letters of Credit when required and such amount shall become immediately due and payable.

8.4  Remedies

     (A) If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to Agents and Lenders at law or in equity, any Agent may and shall upon the request of Requisite Lenders exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, in the other Loan Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all obligors on the Accounts to make all payments directly to Administrative Agent; (b) require Loan Parties to, and Loan Parties hereby agree that they will, at their expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent which is reasonably convenient to both parties; (c) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in subsection 8.7; (d) without notice or demand or legal process, enter upon any premises of Loan Parties and take possession of the Collateral; (e) exercise any and all rights of the applicable Borrower under Account Agreements, and
          (f) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of any Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent effecting such sale may deem commercially reasonable. Loan Parties agree that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Borrower Representative of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, any Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of such Agent or such Lender. No Agent shall be obligated to make any sale of Collateral regardless of notice of sale having been given. Loan Parties shall remain liable for any deficiency. The Agent that has given notice of a private or public sale may adjourn such public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Loan Parties hereby specifically waive all rights of redemption, stay or appraisal which they have or may have under any law now existing or hereafter enacted. No Agent shall be required to proceed against any Collateral.

     (B) At any time after an Event of Default shall have occurred and be continuing, (i) Collateral Agent may, without prior notice to each Loan Party, notify parties to the Contracts and obligors in respect of Instruments and Chattel Paper, that the Accounts and the right, title and interest of each Loan Party in and under such Contracts, Instruments and Chattel Paper have been assigned to Administrative Agent, and that payments shall be made directly to Administrative Agent, for itself and the benefit of Lenders, and (ii) each Loan Party shall, if so requested by Collateral Agent, so notify Account Debtors, parties to Contracts and obligors in respect of Instruments and Chattel Paper.

     (C) Collateral Agent may, if an Event of Default shall have occurred and be continuing, in Collateral Agent's own name or in the name of a Loan Party, communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to Collateral Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, each Loan Party, at its own expense, shall use its best efforts to cause the independent certified public accountants then engaged by Borrower to prepare and deliver to Collateral Agent, Administrative Agent and each Lender at any time and from time to time promptly upon Collateral Agent's request the following reports with respect to each Loan Party: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Collateral Agent may request. Borrower, at its own expense, shall deliver to Collateral Agent the results of each physical verification, if any, which Borrower may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of the Inventory of each Loan Party.

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

8.5  Appointment of Attorney-in-Fact

     Each Loan Party hereby constitutes and appoints each Agent as such Loan Party's attorney-in-fact with full authority in the place and stead of such Loan Party and in the name of such Loan Party, any Agent or otherwise, from time to time in such Agent's discretion while an Event of Default is continuing to take any action and to execute any instrument that such Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that such Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of such Agent and Lenders with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Agents as each Loan Party's attorney and Agents' rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

8.6  Limitation on Duty of Agents with Respect to Collateral

     (A) Beyond the safe custody thereof, Agents and each Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Each Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which such Agent accords its own property. Neither any Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by such Agent in good faith.

     (B) It is expressly agreed by each Loan Party that, anything herein to the contrary notwithstanding, each Loan Party shall remain liable under each of its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither any Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by any Agent or any Lender of any payment relating to any Contract pursuant hereto. Neither any Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of each Loan Party under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

8.7  Application of Proceeds

     Upon the occurrence and during the continuance of an Event of Default, (a) Loan Parties irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by any Agent from or on behalf of any Loan Party, and Loan Parties hereby irrevocably agree that Administrative Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous entry by Administrative Agent upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral (including deposits to Administrative Agent's Account from Collecting Banks) shall be applied: first, to all fees, costs and expenses incurred by Agents, any Lender or any Issuing Bank with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to Agents, Lenders and Issuing Banks; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding; fifth, to provide cash collateral for and to the extent of 105% of any Letters of Credit; sixth, to any other Obligations of Loan Parties owing to Agents, any Lender or any Issuing Bank; and seventh, as instructed by a Borrower Representative.

8.8  License of Intellectual Property

     Each Loan Party hereby assigns, transfers and conveys to Administrative Agent, for the benefit of Lenders, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by such Loan Party together with any goodwill associated therewith, all to the extent necessary to enable Administrative Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Administrative Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to any Loan Party by Administrative Agent.

8.9  Waivers, Non-Exclusive Remedies

     No failure on the part of any Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by any Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

9.   ASSIGNMENT AND PARTICIPATION

9.1  Assignments and Participations in Loans

     (A) Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; provided, that (a) except for assignments to another Lender, an Affiliate of another Lender or any investment fund (including any securitization vehicle) that invests in commercial loans and that is managed by a Lender, an Affiliate of a Lender, the same investment advisor as the assigning Lender or by an Affiliate of such investment advisor, such Lender shall first obtain the written consent of Administrative Agent and, so long as no Event of Default is continuing, Borrower Representative, which shall not be unreasonably withheld, (b) the amount of Commitments and Loans of the assigning Lender being assigned shall unless otherwise agreed by Administrative Agent and, so long as no Event of Default is continuing, Borrower Representative, be not less than the lesser of
          (i) $5,000,000 or (ii) the entire amount of the Commitments and Loans of such assigning Lender and (c)(i) each such assignment shall be of a pro rata portion of all such assigning Lender's Loans and Commitments hereunder, and (ii) the parties to such assignment shall execute and deliver to Administrative Agent for acceptance and recording an Assignment and Assumption Agreement together with (x) a processing and recording fee of $2,500 payable to Administrative Agent and (y) the Notes originally delivered to the assigning Lender. Upon receipt of all of the foregoing, Administrative Agent shall notify Borrower of such assignment and Borrowers shall comply with their obligations under the last sentence of subsection 2.1(D) regarding issuance of Notes. In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof. The Loan Parties hereby acknowledge and agree that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". Notwithstanding

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

          the foregoing provisions of this subsection 9.1(A), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Administrative Agent and Borrower Representative, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrower Representative and Administrative Agent and assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower Representative and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder. This sentence and the immediately preceding three sentences may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment.

     (B) Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided, that unless otherwise agreed by Borrower Representative and Administrative Agent any such participation shall be in a minimum amount of $5,000,000, and provided, further, that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (b) any extension of the Termination Date or the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and
               (c) any release of substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). The Loan Parties hereby acknowledge and agree that any participation will give rise to a direct obligation of Borrowers to the participant, and the participant under each participation shall for purposes of subsections 2.9, 2.10, 2.11,
               9.4 and 10.2 be considered to be a "Lender".

     (C) Except as otherwise provided in this subsection 9.1 no Lender shall, as between Borrowers and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning any Loan Party in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants) provided that the Persons obtaining such information agrees to maintain the confidentiality of such information to the extent required by subsection 10.21.

9.2  Agents

     (A)       Appointment

               Each Lender hereby designates and appoints IBJW as its administrative agent and CIT as its collateral agent under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes each Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Administrative Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsection 9.3. Administrative Agent agrees to act as such on the express conditions
                                     II-98
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          contained in this subsection 9.2. The provisions of this subsection
          9.2 are solely for the benefit of Agents and Lenders and neither any Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agents shall act solely as representatives of Lenders and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, or any Loan Party. Each Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

     (B)  Nature of Duties

          No Agent shall have any duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agents shall be mechanical and administrative in nature. No Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of Loan Parties in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of Loan Parties, and no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If an Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then such Agent shall send notice thereof to each Lender. Such Agent shall promptly notify each Lender any time that the applicable percentage of Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

     (C)  Rights, Exculpation, Etc.

          Neither any Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that each Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that each Agent shall be liable with respect to its own gross negligence or willful misconduct. No Agent shall be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, each Agent shall exercise the same care which it would in dealing with loans for its own account, but no Agent shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. No Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Any Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents such Agent is permitted or required to take or to grant, and each Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and notwithstanding the instructions of Lenders, no Agent shall have any obligation to take any action if it, in good faith believes that such action exposes such Agent to any liability.

     (D)  Reliance

          Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Each Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by such Agent in its sole discretion.

     (E)  Indemnification

          Each Lender, severally, agrees to reimburse and indemnify each Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by such Agent under this Agreement for any of the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from such Agent's gross negligence or willful misconduct. The obligations of Lenders under this subsection 9.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

     (F)  IBJW and CIT Individually

          With respect to its Commitments and the Loans made by it, and the Notes issued to it, IBJW and CIT shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include IBJW in its individual capacity as a Lender or one of the Requisite Lenders. IBJW may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as an Agent pursuant hereto.

     (G)  Successor Agents

          (1)  Resignation

               Any Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower Representative and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause
               (2) below or as otherwise provided below.

          (2)  Appointment of Successor

               Upon any such notice of resignation pursuant to clause (G)(1) above, Requisite Lenders shall, upon receipt of Borrower Representative's prior consent, which consent shall not unreasonably be withheld, appoint a successor Agent for the retiring Agent. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrower Representative, shall then appoint a successor Agent who shall serve as Agent for the retiring Agent until such time, as Requisite Lenders, upon receipt of Borrower Representative's prior consent, which consent shall not be unreasonably withheld, appoint a successor Agent for the retiring Agent as provided above.

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

          (3)  Successor Agents

               Upon the acceptance by a successor Agent of any appointment as Agent under the Loan Documents, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this subsection 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

     (H)  Collateral Matters

          (1)  Release of Collateral

               Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any property covered by this Agreement or the Loan Documents (i) upon termination of the Commitments and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of if Borrower Representative certifies to Administrative Agent that the sale or disposition is made in compliance with the provisions of this Agreement or, as applicable, the other Loan Documents (and Administrative Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or, as applicable, the other Loan Documents, or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended. In addition during any Fiscal Year (x) Administrative Agent may release Collateral having a value (as determined by Administrative Agent in its sole discretion) of no more than $2,000,000 in the aggregate and (y) Administrative Agent, with the consent of Requisite Lenders, may release Collateral having a value (as determined by Administrative Agent in its sole discretion) in excess of $2,000,000 in the aggregate.

          (2)  Confirmation of Authority; Execution of Releases

               Without in any manner limiting Administrative Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 9.2(H)(1)), each Lender agrees to confirm in writing, upon request by Administrative Agent, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Administrative Agent under subsection 9.2(H)(1). So long as no Event of Default is then continuing, upon receipt by Administrative Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days' prior written request by Borrower Representative, Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Administrative Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

          (3)  Absence of Duty

               No Agent shall have any obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent in this subsection 9.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, any Agent may act in any manner it may deem appropriate, in its discretion, given such Agent's own interest in property covered by this Agreement or the Loan Documents as one of Lenders and that such Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that such Agent shall exercise the same care which it would in dealing with loans for its own account.

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     (I)  Agency for Perfection

          Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Administrative Agent) obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent's request therefor, shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent's instructions.

     (J)  Exercise of Remedies

          Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agents.

     (K)  Guaranties

          (1)  Release of Corporate Guarantor

               Lenders hereby irrevocably authorize Administrative Agent to release any Corporate Guarantor from its guaranty hereunder upon termination of the Commitments and payment and satisfaction of all Obligations. In addition (x) Administrative Agent, at its option and in its discretion, may release any Inactive Subsidiary from its guaranty hereunder, and (y) Administrative Agent, with the consent of Requisite Lenders, may release any other Corporate Guarantor from its guaranty hereunder.

          (2)  Confirmation of Authority: Execution of Releases

               Without in any manner limiting Administrative Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 9.2(H)(1)), each Lender agrees to confirm in writing, upon request by Administrative Agent, the authority to release any Corporate Guarantor from its guaranty hereunder conferred upon Administrative Agent under subsection 9.2(K)(1). So long as no Event of Default is then continuing, upon receipt by Administrative Agent of confirmation from the requisite percentage of Lenders of Administrative Agent's authority to release any particular Corporate Guarantor from such Corporate Guarantor's guaranty hereunder, and upon at least five (5) Business Days prior written request by Borrower Representative, Administrative

             Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of such Corporate Guarantor from its guaranty hereunder; provided, however, that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Corporate Guarantor from its guaranty hereunder without recourse or warranty, and (ii) as provided in clause (iv) of subsection 11.3, such release shall not in any manner discharge, affect or impair the Obligations or be deemed to be a release of any other Guarantor.

9.3  Consents

     (A) In the event Administrative Agent requests the consent of a Lender and does not receive a written denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

     (B) In the event Administrative Agent requests the consent of a Lender and such consent is denied, then Administrative Agent may, at its option, require such Lender to assign its interest in the Loans to Administrative Agent or, with the consent of such other Lender, to another Lender, for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees and other amounts due such Lender, which interest and fees and other amounts will be paid when collected from Borrowers. In the event that Administrative Agent elects to require any Lender to assign its interest to Administrative Agent, Administrative Agent will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Administrative Agent no later than five (5) days following receipt of such notice.

9.4  Set Off and Sharing of Payments

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and Issuing Bank is hereby authorized by Loan Parties at any time or from time to time, with reasonably prompt subsequent notice to Borrower Representative or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or Issuing Bank at any of its offices for the account of any Loan Party (regardless of whether such balances are then due to such Loan Party, and (B) other property at any time held or owing by such Lender or Issuing Bank to or for the credit or for the account of any Loan Party against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written consent of Administrative Agent. Any Lender which has exercised its right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. The Loan Parties agree, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

9.5 Disbursement of Funds

    Administrative Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested. Each Lender shall reimburse Administrative Agent on demand for all funds disbursed on its behalf by Administrative Agent, or if Administrative Agent so requests, each Lender will remit to Administrative Agent its Pro Rata Share of any Loan before Administrative Agent disburses same to Borrowers. If Administrative Agent elects to require that funds be made available prior to disbursement to Borrowers, Administrative Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Loan no later than (a) two
    (2) Business Days prior to the Funding Date applicable thereto for LIBOR Loans and (b) by 1:00 p.m. (New York time) on the Funding Date for Base Rate Loans, and each such Lender shall pay Administrative Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Administrative Agent's account not later than 10:00 a.m. (New York time) on such Funding Date for LIBOR Loans and 3:00 p.m. (New York time) for Base Rate Loans. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent's demand, Administrative Agent shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Administrative Agent. Any repayment required pursuant to this subsection 9.5 shall be without premium or penalty. Nothing in this subsection 9.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 9.6, shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Administrative Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

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9.6  Settlements, Payments and Information

     (A)  Revolving Advances and Payments; Fee Payments.

          (1) The Revolving Loan may fluctuate from day to day through Administrative Agent's disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Administrative Agent and each Lender notwithstanding terms to the contrary set forth in Section 2 and subsection 9.5, Revolving Advances and repayments may be settled according to the procedures described in subsection 9.6(A)(2) and 9.6(A)(3) of this Agreement. Notwithstanding these procedures, each Lender's obligation to fund its Pro Rata Share of any advances made by Administrative Agent to Borrowers will commence on the date such advances are made by Administrative Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

          (2) Once each week, or more frequently (including daily), if Administrative Agent so elects (each such day being a "Settlement Date"), Administrative Agent will advise each Lender by 1:00 p.m. (New York time) by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan. In the event payments are necessary to adjust the amount of such Lender's share of the Revolving Loan to such Lender's Pro Rata Share of the Revolving Loan, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. (New York time) on the Business Day following the Settlement Date.

          (3) On the first Business Day of each month ("Interest Settlement Date"), Administrative Agent will advise each Lender by telephone, telefax or telecopy of the amount of interest and fees charged to and collected from Borrowers for the proceeding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Administrative Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Assignment and Assumption Agreement) not later than 3 p.m. (New York time) on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.

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

     (B)  Availability of Lender's Pro Rata Share

          (1) Unless Administrative Agent has been notified by a Lender prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of the Loan amount requested by Borrower Representative, Administrative Agent may assume that such Lender will make such amount available to Administrative Agent on the Funding Date or the Business Day following the next Settlement Date, as applicable, and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount.

          (2) Nothing contained in this subsection 9.6(B) will be deemed to relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights Administrative Agent or Borrowers may have against such Lender as a result of any default by such Lender under this Agreement, but no Lender shall be responsible for the failure of any other Lender to make such other Lender's Pro Rata Share of the Loan to be made by such other Lender on any Funding Date.

          (3) Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Advance made with respect to any draw on a Letter of Credit.

          (4) If and to the extent that there is a Defaulted Amount, and Administrative Agent has made available to Borrowers such amount, the Defaulting Lender shall, on the Business Day following (i) such Funding Date or (ii) the first Business Day following the next Settlement Date, as applicable, make such Defaulted Amount available to Administrative Agent, together with interest at the Federal Funds Effective Rate plus one half of one percent (0.50%) for each day the Defaulted Amount is outstanding until the date such Lender makes such amount available to Administrative Agent. A notice from Administrative Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is not made available to Administrative Agent, Administrative Agent shall promptly notify the applicable Borrowers of such failure to fund (a "Defaulting Lender Notice"). Any payments received by Administrative Agent thereafter shall be applied first to reduce Administrative Agent's overfunding resulting from the default by such Defaulting Lender, and any Revolving Advances made at the request of Borrowers thereafter shall first be applied by Administrative Agent to reduce such overfunding, and to the extent any such payments or advances are insufficient to reduce the entire Defaulted Amount, then Administrative Agent may, on or after the tenth day following its delivery of the Defaulting Lender Notice, make demand upon Borrowers and Borrowers shall immediately pay such amount to Administrative Agent for Administrative Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loan made by the other Lenders on such Funding Date.

          (5) Administrative Agent shall not transfer to a Defaulting Lender any payment made by Borrowers to Administrative Agent or any amount otherwise received by Administrative Agent for application to the Obligations, nor shall a Defaulting Lender be entitled to the sharing of any fees or payments hereunder.

          (6) For purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares and the Revolving Loan Commitment, a Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Revolving Loan Commitments shall be deemed to be zero (0).

     (C)  Return of Payments

          (1) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from a Loan Party and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

          (2) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrowers or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

9.7  Dissemination of Information

     Each Agent will provide Lenders with any information received by such Agent from Loan Parties which is required to be provided to a Lender hereunder; provided, however, that no

                                     II-109
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     Agent shall be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to such Agent's gross negligence or willful misconduct.

9.8  Discretionary Advances

     Administrative Agent may, in its sole discretion, make Revolving Advances on behalf of Lenders in an aggregate amount of not more than $5,000,000 in excess of the limitations set forth in subsection 2.1(A)(1)(b) but not in excess of any of the limitations set forth in (x) section 4.3(b)(i) of the Senior Debenture Indenture, (y) section 4.3(b)(i) of the Senior Notes Indenture, or (z) subsection 2.1(A)(1)(a), in any case, for the purpose of preserving, protecting, collecting or enforcing the Collateral (including, without limitation, the preservation of the perfection and priority of Administrative Agent's Lien thereon) and/or rights and remedies of any Agent and Lenders under the Loan Documents or applicable law.

10.  MISCELLANEOUS

10.1 Expenses and Attorneys' Fees

     Whether or not the transactions contemplated hereby shall be consummated, Loan Parties agree to promptly pay all fees, costs and expenses incurred by each Agent in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by any Agent) incurred in connection with the examination, review and due diligence investigation, of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by any Agent and search, filing, recording costs and fees of search and filing firms) incurred by any Agent in connection with the review, negotiation, preparation, documentation, closing, execution, syndication, and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, costs and expenses incurred by Administrative Agent in creating, perfecting and maintaining perfection of Liens in favor of Administrative Agent, on behalf of Lenders and Issuing Banks; (d) fees, costs and expenses incurred by any Agent in connection with forwarding to Borrowers the proceeds of Loans including Administrative Agent's or any Lenders' standard wire transfer fee; (e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Administrative Agent or any Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs,

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     expenses (including reasonable attorneys' fees and allocated costs of internal counsel) of any Agent, any Lender or Issuing Bank and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrowers or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

10.2 Indemnity

     In addition to the payment of expenses pursuant to subsection 10.1, whether or not the transactions contemplated hereby shall be consummated, each Loan Party jointly and severally agrees to indemnify, pay and hold each Agent, each Lender, any holder of the Notes and each Issuing Bank and the officers, directors, employees, agents, consultants, auditors, persons engaged by and of any Agent or any Lender and any holder of any of the Notes to evaluate or monitor the Collateral, affiliates and attorneys of any Agent, any Lender, such holders and each Issuing Bank (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by any Agent, any Lender or any Issuing Bank, each Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided that Loan Parties shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

10.3 Amendments and Waivers

     (A) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders or Administrative Agent, as applicable; provided, that no amendment, modification, termination or waiver shall,

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          unless in writing and signed by all Lenders, do any of the following:
          (i) increase the Commitment of any Lender; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan;
          (iii) extend the Termination Date or the date for any payment of fees or interest hereunder; (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) amend or waive this subsection
          10.3 or the definitions of the terms used in this subsection 10.3 insofar as the definitions affect the substance of this subsection 10.3; (vi) consent to the assignment or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; and (vii) increase the percentages contained in the definition of Borrowing Base and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent under any Loan Document shall in any event be effective, unless in writing and signed by Administrative Agent and/or Collateral Agent, as the case may be, in addition to any Lenders required hereinabove to take such action and provided, further, that notwithstanding the foregoing, no amendment, modification, termination or waiver affecting rights or duties of an Issuing Bank shall in any event be effective unless in writing and signed by such Issuing Bank, in addition to any Lenders required hereinabove to take such action.

     (B) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Administrative Agent to take additional Collateral pursuant to any Loan Document.

     (C) No notice to or demand on any Loan Party in any case shall entitle any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.3 shall be binding upon each Lender, and, if signed by a Loan Party, on such Loan Party.

10.4 Notices

     Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly

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     addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

     If to any Loan Party:

          COMFORCE Corporation
          415 Crossways Park Drive
          Woodbury, New York 11797-9006

          Attention:  Vice President - Finance
          Telecopy No.:  (516) 396-9528

     With a copy to:

          Doepken Keevican & Weiss
          58th Floor, USX Tower
          600 Grant Street
          Pittsburgh, Pennsylvania 15219

          Attention:  David G. Edwards, Esq.
          Telecopy No.:  (412) 355-2609

     If to Administrative Agent:

          IBJ WHITEHALL BUSINESS
            CREDIT CORPORATION
          One State Street
          New York, New York 10004

          Attn:  Adam Moskowitz
          Telecopy No.: (212) 858-2151

     With a copy to:

          CLIFFORD CHANCE ROGERS & WELLS LLP
          200 Park Avenue
          New York, New York 10166-0153

          Attn:  Robert S. Finley
          Telecopy No.:  (212) 878-8375

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     If to Collateral Agent:

          The CIT Group/Business Credit, Inc.
          1211 Avenue of the Americas
          New York, New York 10036

          Attn:  Jessica Farbman
          Telecopy No.:  (212) 536-1295

     With a copy to:

          Wolf, Block, Shorr & Solis-Cohen LLP
          250 Park Avenue
          New York, New York  10177

          Attn:  Robert Stein
          Telecopy No.:  (212) 986-0604

     If to any Lender:

          Its address indicated on the signature page hereto, in an Assignment and Assumption Agreement or in a notice to Agent and Borrower Representative or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.4.

10.5 Survival of Warranties and Certain Agreements

     All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Loan Parties set forth in subsections 10.1 and 10.2 shall survive the payment of the Loans and the termination of this Agreement.

10.6 Indulgence Not Waiver

     No failure or delay on the part of any Agent, any Lender or any holder of any Notes in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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10.7  Marshaling; Payments Set Aside

      Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Administrative Agent and/or any Lender or any Agent and/or any Lender enforces security interests created under the Loan Documents or exercises rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

10.8  Entire Agreement

      This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

10.9  Independence of Covenants

      All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.10 Severability

      The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

10.11 Lenders' Obligations Several; Independent Nature of Lenders' Rights

      The obligation of each Lender hereunder is several and not joint and neither any Agent nor any Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, Lenders, or

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      any of them, at their sole option, may make the Loan that was to have been made by Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by any Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided the Agents fail or refuse to exercise any remedies against any Holding Party, any Borrower or any other Loan Party after receiving the direction of the Requisite Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.12 Headings

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.13 APPLICABLE LAW

      THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

10.14 Successors and Assigns

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Loan Party may assign its rights or obligations hereunder without the prior written consent of Lenders.

10.15 No Fiduciary Relationship; Limitation of Liabilities

      (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by any Agent or any Lender to any Loan Party.

      (B) Neither any Agent nor any Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of any Agent or any Lender shall have any liability with respect to, and Loan Parties hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions

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          contemplated by this Agreement or any of the other Loan Documents. The
          Loan Parties hereby waive, release, and agree not to sue any Agent or any Lender or any of any Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

10.16  CONSENT TO JURISDICTION

       EACH LOAN PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ANY AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, ANY LETTER OF CREDIT, OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH LOAN PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS.

10.17  WAIVER OF JURY TRIAL

       EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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10.18 Construction

      Each Loan Party, each Agent and each Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by each Loan Party, each Agent and each Lender.

10.19 Counterparts; Effectiveness

      This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

10.20 No Duty

      All attorneys, accountants, appraisers, and other professional Persons and consultants retained by any Agent or any Lender shall have the right to act exclusively in the interest of such Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Loan Party, or any of the Loan Parties' shareholders or any other Person.

10.21 Confidentiality

      Agents and Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by any Loan Party in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective Affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. If any Lender is otherwise a creditor of a Loan Party, such Lender may use the information in connection with its other credits. Agents and Lenders may also make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this subsection 10.21. In no event shall any

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       Agent or any Lender be obligated or required to return any materials furnished by a Loan Party; provided, however, each offeree shall be required to agree that if it does not become a assignee (or participant) it shall return all materials furnished to it by any Loan Party in connection herewith.

10.22  Co-Agent

       The Lender identified on the facing page or signature pages of this Agreement or any related document as "Co-Agent" shall have any right, power, obligation, liability responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified as "Co-Agent" shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

10.23  Obligations Joint and Several

       All obligations of Borrowers hereunder are joint and several.

11.    GUARANTIES

11.1   Guaranty of Guaranteed Obligations of Borrower

       Each Corporate Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Administrative Agent for the ratable benefit of the Lenders and Issuing Banks and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations. Each Corporate Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

       (A) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Loan Party and/or any Corporate Guarantor is or may become a party;

       (B) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Administrative Agent, Lenders or Issuing Banks with respect to any of the provisions thereof;

       (C) the existence, value or condition of, or failure to perfect Administrative Agent's Lien against, any Collateral for the Obligations or any action, or the absence of any action,

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            by Agent in respect thereof (including, without limitation, the release of any such security);

       (D)  the insolvency of any Loan Party; or

       (E) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety by any Corporate Guarantor,

       it being agreed by each Corporate Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. Each Corporate Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations. Each Corporate Guarantor agrees that any notice or directive given at any time to Administrative Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Administrative Agent, Lenders and Issuing Banks, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Administrative Agent, Lenders and Issuing Banks have specifically agreed otherwise in writing. It is agreed among each Corporate Guarantor, Administrative Agent, Lenders and Issuing Banks that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Administrative Agent, Lenders and Issuing Banks would decline to enter into this Agreement.

11.2   Demand by Administrative Agent or Lenders

       In addition to the terms set forth in Section 11.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Obligations under this Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then each Corporate Guarantor shall jointly and severally, without demand, pay to the holders of the Obligations the entire outstanding Obligations due and owing to such holders. Payment by each Corporate Guarantor shall be made to Administrative Agent in immediately available funds to an account, designated by Administrative Agent or at the address set forth herein for the giving of notice to Administrative Agent or at any other address that may be specified in writing from time to time by Administrative Agent, and shall be credited and applied to the Obligations.

11.3   Enforcement of Guaranty

       In no event shall Administrative Agent have any obligation (although it is entitled, at its option) to proceed against Borrower or any other Loan Party or any Collateral pledged to secure Obligations before seeking satisfaction from each Corporate Guarantor, and Administrative Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of

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       Administrative Agent's rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Obligations.

11.4   Waiver

       In addition to the waivers contained in Section 11.1 hereof, each Corporate Guarantor waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by each Corporate Guarantor of its Obligations under, or the enforcement by Administrative Agent, Lenders or Issuing Banks of this Guaranty. Each Corporate Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in Borrower's financial condition or any other fact which might increase the risk to any Corporate Guarantor) with respect to any of the Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Each Corporate Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Administrative Agent or Lenders or any Loan Party of any kind. Each Corporate Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Administrative Agent or any Lender or against any Loan Party of any kind which may arise in the future.

11.5   Benefit of Guaranty

       The provisions of this Guaranty are for the benefit of Administrative Agent, Lenders and Issuing Banks and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Loan Party and Administrative Agent or Lenders, the obligations of any Loan Party under the Loan Documents. In the event all or any part of the Obligations are transferred, indorsed or assigned by Administrative Agent or any Lender to any Person or Persons, any reference to "Administrative Agent", "Lender" or "Issuing Banks" herein shall be deemed to refer equally to such Person or Persons.

11.6   Modification of Guaranteed Obligations, Etc.

       Each Corporate Guarantor hereby acknowledges and agrees that Administrative Agent, Lenders and Issuing Banks may at any time or from time to time, with or without the consent of, or notice to, any Corporate
       Guarantor:

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       (A)  change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

       (B) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

       (C)  amend or modify, in any manner whatsoever, the Loan Documents;

       (D) extend or waive the time for any Loan Party's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

       (E) take and hold Collateral for the payment of the Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Administrative Agent, Lenders or Issuing Banks have been granted a Lien, to secure any Obligations;

       (F) release anyone who may be liable in any manner for the payment of any amounts owed by any Corporate Guarantor or any Loan Party to Administrative Agent or any Lender;

       (G) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Corporate Guarantor or any Loan Party are subordinated to the claims of Administrative Agent, Lenders and Issuing Banks; and/or

       (H) apply any sums by whomever paid or however realized to any amounts owing by any Corporate Guarantor or any Loan Party to Administrative Agent or any Lender in such manner as Administrative Agent or any Lender shall determine in its discretion, and Administrative Agent, Lenders and Issuing Banks shall not incur any liability to any Corporate Guarantor as a result thereof, and no such action shall impair or release the Obligations of any Corporate Guarantor under this Guaranty.

11.7   Reinstatement

       This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party or any Corporate Guarantor for liquidation or reorganization, should any Loan Party or any Corporate Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Loan Party's or such Corporate Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Administrative Agent or any Lender, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.8   Deferral of Subrogation, Etc.

       Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, each Corporate Guarantor hereby:

       (A) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to any Corporate Guarantor against a principal, to any Corporate Guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which any Corporate Guarantor may have or hereafter acquire against any Loan Party in connection with or as a result of such Corporate Guarantor's execution, delivery and/or performance of this Guaranty, or any other documents to which such Corporate Guarantor is a party or otherwise; and

       (B) acknowledges and agrees that this waiver is intended to benefit Administrative Agent, Lenders and Issuing Banks and shall not limit or otherwise effect any Corporate Guarantor's liability hereunder or the enforceability of this Guaranty, and that Administrative Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this subsection 11.8 and their rights under this subsection 11.8 shall survive payment in full of the Obligations.

11.9   Election of Remedies

       If Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Agent, Lenders and Issuing Banks a Lien upon any Collateral owned by any Loan Party, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Administrative Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party, whether because of any applicable laws pertaining to "election of remedies" or the like, each Corporate Guarantor hereby consents to such action by Administrative Agent and waives any claim based upon such action, even if such action by Administrative Agent shall result in a full or partial loss of any rights of subrogation which each Corporate Guarantor might otherwise have had but for such action by Administrative Agent. Any election of remedies which results in the denial or impairment of the right of Administrative Agent to seek a deficiency judgment against any Loan Party shall not impair any Corporate Guarantor's obligation to pay the full amount of the Obligations. In the event Administrative Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Administrative Agent may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Administrative Agent, Lenders and Issuing Banks might otherwise be entitled but for such bidding at any such sale.

11.10  Limitation on Guaranteed Obligations

       Notwithstanding any provision herein contained to the contrary, each Corporate Guarantor's liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

       (A) the net amount of all Loans and other extensions of credit (including Letters of Credit) advanced under this Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of each Corporate Guarantor, plus interest thereon at the applicable rate specified in this Agreement; or

       (B) the amount which could be claimed by the Administrative Agent, Lenders and Issuing Banks from each Corporate Guarantor under this Guaranty without rendering such claim voidable or avoidable under
            Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

11.11  Liability Cumulative

       The liability of the Guarantors under this Section 11 is in addition to and shall be cumulative with all liabilities of each Guarantor to Administrative Agent or any Lender under this Agreement and the other Loan Documents to which any such Guarantor is a party or in respect of any Obligations of the other Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                           [SIGNATURE PAGE FOLLOWS]

WITNESS the due execution of this Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

Holding Parties:               COMFORCE CORPORATION
                               COMFORCE OPERATING, INC.

Borrowers:                     BRENTWOOD OF CANADA, INC.
                               BRENTWOOD SERVICE GROUP, INC.
                               CAMELOT COMMUNICATIONS GROUP, INC.
                               CAMELOT CONSULTING GROUP, INC.
                               CAMELOT CONTROL GROUP, INC.
                               CAMELOT GROUP, INC.
                               CLINICAL LABFORCE OF AMERICA, INC.
                               COMFORCE INFORMATION TECHNOLOGIES, INC.
                               COMFORCE TECHNICAL ADMINISTRATIVE SERVICES, INC.
                               COMFORCE TECHNICAL SERVICES, INC.
                               COMFORCE TELECOM, INC.
                               COMPUTER CONSULTANTS FUNDING & SUPPORT, INC.
                               G.M.G. RESOURCES, INC.
                               GERRI G., INC.
                               LABFORCE OF AMERICA, INC.
                               PRO SERVICES, INC.
                               PRO UNLIMITED, INC.
                               PRO UNLIMITED SERVICES, INC.
                               PROFESSIONAL STAFFING FUNDING & SUPPORT, INC.
                               SUMTEC CORPORATION
                               TEMPORARY HELP INDUSTRY SERVICING COMPANY, INC.
                               THISCO OF CANADA, INC.
                               UNIFORCE MIS SERVICES OF GEORGIA, INC.
                               UNIFORCE PAYROLLING SERVICES, INC.
                               UNIFORCE PAYROLLING TRI-STATE INC.
                               UNIFORCE SERVICES, INC.
                               UNIFORCE STAFFING SERVICES, INC.
                               UTS OF DELAWARE, INC.

Inactive Subsidiaries:         COMFORCE ACQUISITION 1 CORP.




                   [Signatures Continued on Following Page]

                      [Signature page to Loan Agreement]

                              For each of the foregoing corporations:

                              By:   ______________________________________
                                    Name:
                                    Title:

                              IBJ WHITEHALL BUSINESS CREDIT CORPORATION, as Administrative Agent and Lender

                              By:   ______________________________________
                                    Name:
                                    Title:

                              Revolving Loan Commitment:
                              $33,333,334.00

                              THE CIT GROUP/BUSINESS CREDIT, INC.,
                              as Collateral Agent and Lender

                              By:   ______________________________________
                                    Name:
                                    Title:

                              Revolving Loan Commitment:
                              $$33,333,333.00

                              TRANSAMERICA BUSINESS CREDIT CORPORATION, as
                              Co-Agent and Lender

                              By:   ______________________________________
                                    Name:
                                    Title:

                              Revolving Loan Commitment:
                              $33,333,333.00

                                   EXHIBIT A

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                  -------------------------------------------


          This Assignment and Assumption Agreement ("Agreement") is made as of this ___ day of ____________, _____ by and among IBJ Whitehall Business Credit Corporation, a New York corporation, as Administrative Agent ("Administrative Agent") for the benefit of Lenders referred to below, ___________________, a _________________ ("Assigning Lender") and ________________________, a
____________________ ("Additional Lender"). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Loan Agreement (as hereinafter defined).

                                   RECITALS
                                   --------

          WHEREAS, Assigning Lender, certain other Lenders, COMFORCE Corporation, certain of its direct and indirect subsidiaries, and the Co-Agent, Collateral Agent, and Administrative Agent named therein have entered into a certain Loan and Security Agreement dated as of December 14, 2000, (as the same may be amended, restated, supplemented or otherwise modified from time to time, "Loan Agreement") pursuant to which Assigning Lender has agreed to make certain Loans to Borrowers; and

          WHEREAS, Assigning Lender desires to assign to Additional Lender a portion of its interest in the Loans and the Collateral and to delegate to Additional Lender a portion of its Commitments and other duties with respect to such Loans and Collateral; and

          WHEREAS, Additional Lender desires to become a Lender under the Loan Agreement and to accept such assignment and delegation from Assigning Lender; and

          WHEREAS, Assigning Lender desires to appoint Administrative Agent to serve as agent for Additional Lender under the Loan Agreement;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assigning Lender, Administrative Agent, and Additional Lender agree as follows:

                                   SECTION 1

                     ASSIGNMENT, DELEGATION AND ACCEPTANCE

1.1  Assignment
     ----------

     A. Assigning Lender hereby transfers and assigns to Additional Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 1.1(C) and Section

3.2 of this Agreement), such percentage of Assigning Lender's right, title and interest in the Loans and the Collateral as will result in Additional Lender having, as of the Effective Date (as hereinafter defined) of this Agreement, its Pro Rata Share as set forth in Schedule A of this Agreement, attached hereto and made a part hereof.

     B. Assigning Lender hereby transfers and assigns to Additional Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 1.1(C) and Section 3.2 of this Agreement), a portion of its right, title, and interest in the Loan Documents equivalent to Additional Lender's Pro Rata Share, except to the extent of any indemnification obligations of Borrowers arising prior to the Effective Date (as hereinafter defined).

     C. Assigning Lender hereby represents and warrants to Additional Lender that it is the legal and beneficial owner of the Assigned Amount (as hereinafter defined).

1.2  Delegation
     ----------

     Assigning Lender hereby delegates to Additional Lender a portion of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to Additional Lender's Pro Rata Share of the Loans.

1.3  Acceptance by Additional Lender
     -------------------------------

     By its execution of this Agreement, Additional Lender accepts such assignment and delegation and agrees to be a Lender under the Loan Documents and to be bound by the terms and conditions thereof to the extent of its Pro Rata Share of the Loans.

1.4  Effective Date
     --------------

     Such assignment and delegation will be effective and Additional Lender will become a Lender under the Loan Documents on the date ("Effective Date") of receipt by Assigning Lender of the payment of the Assigned Amount.

                                   SECTION 2

                  INITIAL PAYMENT AND DELIVERY OF TERM NOTES

2.1  Payment of the Assigned Amount
     ------------------------------

     Additional Lender will pay to Assigning Lender, in immediately available funds, not later than noon (New York time) on or prior to _____, 200__, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans ("Assigned Amount"). Interest and fees accrued prior to the Effective Date in respect of the Assigned Amount shall be for the account of Assigning Lender. Interest and fees accruing from and after the Effective Date in respect of the Assigned Amount shall be for the account of the Additional Lender. In each case such interest and fees shall be payable to Assigning Lender and Additional Lender by Administrative Agent as and when paid by or collected from Loan Parties. [No portion of the "closing fee" paid to the Assigned Lender is subject to this Assignment.]

2.2  Execution and Delivery of Notes
     -------------------------------

     Following payment by Additional Lender under Section 2.1 hereof, Borrowers will execute and deliver to Administrative Agent, for delivery to Assigning Lender and Additional Lender, new Notes evidencing Additional Lender's [and Assigning Lender's respective] Pro Rata Shares in the Loans after giving effect to the assignment described in Section 1 of this Agreement. Assigning Lender will deliver the old Notes to Administrative Agent for redelivery to Borrowers. Each such new Note will be issued in the aggregate maximum principal amount of the Revolving Loan Commitment of the Lender to whom such Note is issued.

                                   SECTION 3

                  ADDITIONAL LENDER'S AND ASSIGNING LENDER'S
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Additional Lender hereby represents, warrants and covenants the following to Assigning Lender and Administrative Agent :

     A. This Agreement is a legal, valid and binding agreement of Additional Lender, enforceable according to its terms.

     B. The execution and performance by Additional Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any federal, state or local governmental or regulatory body.

     C. Additional Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement.

     D. Additional Lender has made its own independent investigation and appraisal of the financial condition and affairs of the Loan Parties, has conducted its own evaluation of the Loans and of the Loan Parties' creditworthiness, has made its decision to become a Lender to Borrowers under the Loan Agreement with respect to the Loans independently and without reliance upon Assigning Lender or Administrative Agent, and will continue to do so.

     E. Additional Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and the Assigned Amount for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Additional Lender's property shall be and remain within its control. No assignment or participation by Additional Lender granted pursuant to Section 9.1 of the Loan Agreement will require Assigning Lender, Administrative Agent or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state.

     F. As of the Effective Date, Additional Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any of the Loan Parties or any of their respective Affiliates. Additional Lender will not, and will not permit any party to which it may grant any assignment or participation under Section 9.1 of the Loan Agreement to, enter into any written or oral agreement with, or acquire any equity or other ownership interest in any of the Loan Parties or any of their respective Affiliates without the prior written consent of Administrative Agent.

     G. Additional Lender is [not] a Foreign Lender. [Additional Lender [is entitled to an exemption from or reduction of withholding tax imposed by the United States of America and will furnish to Administrative Agent and Borrower Representative an appropriate Certificate of Exemption as provided in subsection
2.10 of the Loan Agreement] [is not entitled to an exemption from or reduction of withholding tax imposed by the United States of America and will furnish to Administrative Agent and Borrower Representative a letter of Non-Exemption as provided in subsection 2.10 of the Loan Agreement].]

3.2  Assigning Lender's Representations and Warranties
     -------------------------------------------------

     Assigning Lender hereby represents and warrants the following to Additional Lender and Administrative Agent:

     A. This Agreement is a legal, valid and binding agreement of Assigning Lender, enforceable according to its terms.

     B. The execution and performance by Assigning Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any federal, state or local governmental or regulatory body.

     C. Assigning Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby.

     D. Assigning Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party or other defect in title.

     E. This Assignment by Assigning Lender to Additional Lender complies, in all material respects, with the terms of the Loan Documents.

                                   SECTION 4

                           LIMITATIONS OF LIABILITY

     Except as provided in Section 1.1(C) and Section 3.2 hereof, neither Assigning Lender nor Administrative Agent makes any representations or warranties of any kind, Administrative nor assumes any responsibility or liability whatsoever, with regard to the Loan Documents or the Loans, or the validity, genuineness, enforceability, or collectibility of any of them. Neither Assigning Lender nor Administrative Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, or appraisal on behalf of Additional Lender, nor will Assigning Lender or Administrative Agent have any responsibility or liability with respect to the accuracy or completeness of any information provided to Additional Lender which has been provided to Assigning Lender or Administrative Agent by the Loan Parties or by any third party.

                                   SECTION 5

                              FAILURE TO ENFORCE

5.1  Not a Waiver
     ------------

     No failure or delay on the part of Administrative Agent or Assigning Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege.

5.2  Remedies Cumulative
     -------------------

     All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

                                   SECTION 6

                                    NOTICES

     Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

                                   SECTION 7

                 SURVIVAL OF INDEMNITIES AND CONTINUING EFFECT

     This Agreement will continue in full force and effect as to Additional Lender so long as any amounts of principal, interest, or fees are owed to Additional Lender; provided, however, that Additional Lender's obligation to indemnify Administrative Agent and Additional Lender's obligations of confidentiality hereunder will continue notwithstanding any termination of this Agreement or the Loan Agreement.

                                   SECTION 8

                            AMENDMENTS AND WAIVERS

     No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assigning Lender, Administrative Agent and Additional Lender.

                                   SECTION 9

                                 SEVERABILITY

     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

                                  SECTION 10

                                SECTION TITLES

     Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

                                  SECTION 11

                            SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                  SECTION 12

                                APPLICABLE LAW

     THIS AGREEMENT WILL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF THE LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                                  SECTION 13

                                 COUNTERPARTS

     This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                              [NAME OF ADDITIONAL LENDER]

                              By: __________________________
                              Its:__________________________

                              Notice Address (regarding financial statements, amendments, etc.):

                              [Name of Additional Lender]
                              [Address]
                              [City, State, Zip]
                              Attn:

                              Telephone: (  )
                              FAX: (         )

                              Administrative Contacts (regarding borrowings, paydowns, interest, fees, etc.)

                              ABA #:

                              Attn:
                              Acct. #:
                              Reference:

                              [ASSIGNING LENDER]

                              By: ____________________________
                              Its:____________________________

                              Notice Address
                              [Name of Assigning Lender]
                              [Address]
                              [City, State, Zip]
                              Attn:
                              Telecopy: (     )

                              Account Information:
                              [NAME OF BANK]
                              ABA #
                              Acct. #
                              Reference:

                              IBJ WHITEHALL BUSINESS CREDIT
                              CORPORATION, as Administrative Agent


                              By: _____________________________
                              Its:_____________________________

                              Notice Address:

                              One State Street
                              New York, New York 10004
                              Attn: [.]
                              Telecopy: (212)

                              Account Information:

                              [NAME OF BANK]
                              ABA #:
                              IBJ Whitehall Business Credit Corporation
                              Acct. #:
                              Reference: Comforce

               Schedule A to Assignment and Assumption Agreement
               -------------------------------------------------

     This Schedule reflects the assignment by Assigning Lender to Additional Lender of its right, title and interest in the Loans and the Loan Documents equivalent to Additional Lender's Pro Rata Share and the reduction of Assigning Lender's Commitments. All capitalized terms used in this Schedule and not so defined herein shall have the respective meaning set forth in the Assignment and Assumption Agreement to which this Schedule is attached, or, if not so defined therein, in the Loan Agreement. All percentages set forth on this Schedule A have been carried to the fifth decimal, but all distributions and other applications thereof shall be carried ad infinitum to result in payments to the nearest whole penny.

1.   Percentage of Commitments Assigned to Additional Lender
     -------------------------------------------------------

     Revolving Loan                              -  ___________%

2.   Percentage of Commitments Retained by Assigning Lender and Other Additional
     ---------------------------------------------------------------------------
     Lenders
     -------

     Revolving Loan                              -  ___________%

3.   Pro Rata Share of Commitments Assigned to Additional Lender
     -----------------------------------------------------------

     Revolving Loan                              -  $___________

4.   Pro Rata Share of Commitments Retained by Assigning Lender and Other
     --------------------------------------------------------------------
     Additional Lenders
     ------------------

     Revolving Loan                              -  $___________

5.   Level of Seniority
     ------------------

     The Loans to be made by the Additional Lender will be on a pari passu basis
                                                                ---- -----
with the Loans made by Assigning Lender pursuant to the Loan Agreement.

6.   Collateral Security
     -------------------

     The Loans to be made by the Additional Lender will be secured by, and in its capacity as a Lender the Additional Lender shall have an undivided percentage security interest consistent with its aggregate percentage of the outstanding Commitments to make Loans in, all of the Collateral.

                                   EXHIBIT B

                      FORM OF BORROWING BASE CERTIFICATE
                      ----------------------------------

                            Date:  _________________

     This Borrowing Base Certificate is given by COMFORCE Operating, Inc., a Delaware corporation ("COI") and Uniforce Services, Inc., a New York corporation ("USI") (collectively, "Borrower Representatives") pursuant to subsection 5.1(F)
                                                               -----------------
of that certain Loan and Security Agreement dated as of ______, 2000 (as amended, supplemented or modified from time to time, the "Loan Agreement") by and among COMFORCE Corporation, certain of its direct subsidiaries, the Lenders, Co-Agent, and Collateral Agent named therein, and IBJ Whitehall Business Credit Corporation, as Administrative Agent for the Lenders thereunder. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

     The officers executing this Borrowing Base Certificate are officers of COMFORCE Operating, Inc. and Uniforce Services, Inc., respectively, and as such are duly authorized to execute and deliver this Borrowing Base Certificate on behalf of the Borrowers. By executing this Borrowing Base Certificate each such officer hereby certifies to Collateral Agent that attached hereto as Schedule 1
                                                                     ----------
is a schedule, as of the date set forth above, of the Borrowing Base of each Borrower and of the portion of the Revolving Loans and Lender Letters of Credit, and the Unused Availability, attributable to each Borrower.

     IN WITNESS WHEREOF, each Borrower Representative has caused this Borrowing Base Certificate to be executed by its duly authorized officer as of the day first set above.

                              COMFORCE OPERATING, INC.

                              By: ______________________________
                              Name: ____________________________
                              Title:____________________________


                              UNIFORCE SERVICES, INC.


                              By: ______________________________
                              Name: ____________________________
                              Title:____________________________

                                   EXHIBIT C

                        FORM OF COMPLIANCE CERTIFICATE

The undersigned, do hereby certify that they are Responsible Officers of the Borrower Representatives, and that as such are authorized to execute this Compliance Certificate on behalf of the Loan Parties, and DO HEREBY FURTHER CERTIFY on behalf of the Loan Parties that:

1.  This Compliance Certificate is given pursuant to subsection 5.1(E) of the
                                                     -----------------
Loan and Security Agreement, dated as of December 14, 2000, among COMFORCE Corporation, certain of its direct and indirect subsidiaries, the Lenders, Co-Agent, and Collateral Agent named therein, and IBJ Whitehall Business Credit Corporation, as Administrative Agent for the Lenders thereunder (as amended, supplemented or modified from time to time, the "Loan and Security Agreement"; the foregoing and all other capitalized terms used but not defined herein are so used as defined in the Loan Security Agreement);

2. They have reviewed the terms of the Loan and Security Agreement and have made, or have caused to be made by employees or agents under their supervision, a detailed review of the transactions and conditions of the Loan Parties during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 above did not disclose, and they have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.  Schedule I attached hereto sets forth financial data and computations
    ----------
evidencing compliance or non-compliance with the covenants set forth in Section 6 of the Loan and Security Agreements (if such covenants are applicable as of the date hereof), all of which data and computations are true, complete and correct. Attached to such Schedule I are copies of the underlying calculations
                           ----------
and work-up employed to determine such compliance or non-compliance;

5. Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Loan Parties have taken, are taking, or propose to take with respect to each such condition or event:

                   _________________________________________
                   _________________________________________

6. Attached hereto are endnotes showing the differences between the financial statements delivered herewith in accordance with subsections 5.1(A), (B), and
                                                 ----------------------------
(C) of the Loan and the Security Agreement (which reflect all Accounting Changes
---
in accordance with subsection 1.2 of the Loan and Security Agreement) and the
                   --------------
basis for calculating financial covenant compliance for the purposes of this Compliance Certificate (without reflecting such Accounting Changes).

     The foregoing certifications, together with the computations set forth in
Schedule I and all other attachments to, and the financial statements delivered
----------
with and in support of, this Compliance Certificate are made and delivered this _____ day of ____________, 200__.

UNIFORCE SERVICES, INC.

 as Borrower Representative[s] for each of the Loan Parties


                              By:  _______________________________________
                              Name: ______________________________________
                              Title: _____________________________________

                                   EXHIBIT D

                               ROLLFORWARD REPORT

                                                                Client Reporting

IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                                              Collateral Roll Forward

Beginning of Month General Ledger Balance:            (as of __________)                        ___________________
Add:     Sales -________ through ________                                                       ___________________
         Adjustments                                                                            ___________________

Less:    Credits -________ through ________                                                     ___________________
         Remittances - ________ through ________                                                ___________________
         Adjustments                                                                            ___________________

End of Month General Ledger Balance:                                                            ___________________
Balance per Aging:                                                                              ___________________
Difference:                                                                                     ___________________
                                                                                                ___________________
Explanation of Difference:                                                                      ___________________
                      Description                         Amount
                      -----------                         ------
                ______________________              _____________________
                ______________________              _____________________
                ______________________              _____________________

Total Difference                                                                                ___________________

-------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT E

                          FORM OF NOTICE OF BORROWING
                          ---------------------------



                                                                          [DATE]

IBJ Whitehall Business Credit Corporation
One State Street
New York, New York 10004
As Administrative Agent

Attn:  [.]

Ladies and Gentlemen:

         The undersigned, being a Responsible Officers of [COMFORCE Operating, Inc., a Delaware corporation] [and] [Uniforce Services, Inc., a New York corporation] ([collectively,] "Borrower Representative[s]"), [does] [do] hereby [certify] [certifies] that [he is] [they are] authorized to execute and deliver this Notice of Borrowing on behalf of all Borrowers named in the Loan Agreement referred to below. This Notice of Borrowing is given to IBJ Whitehall Business Credit Corporation, as Administrative Agent ("Administrative Agent") for all Lenders pursuant to subsection 2.1(C) of that certain Loan and Security
                    -----------------
Agreement dated as of December 14, 2000 by and among COMFORCE Corporation, certain of its direct and indirect subsidiaries, the Lenders, Co-Agent and Collateral Agent named therein, and IBJ Whitehall Business Credit Corporation, as Administrative Agent for the Lenders thereunder (as from time to time amended, supplemented, restated or otherwise modified, the "Loan Agreement") and is irrevocable. All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

         Subject to the terms and conditions of the Loan Agreement and all other Loan Documents not otherwise identified herein, please advance to the Borrowers listed below the funds respectively requested below:

          1.  The proposed Funding Date shall be ______________, _____.

          2.  The proposed aggregate amount of the Loans shall be $__________.

          The Borrower Representative[s] hereby [certify] [certifies] that the aggregate amount of the Revolving Loans (including the Revolving Loan noticed hereby) and outstanding Lender Letters of Credit will not exceed the Maximum Revolving Loan Amount.

          The portion of the Revolving Loans to be borrowed pursuant to this Notice of Borrowing that are attributable to each Borrower shall be the amount set forth on the attached Schedule.

          3. The proposed Loan will bear interest at [Base Rate [plus] [minus]] [LIBOR plus ____].

          4. The funds shall be deposited on behalf of Borrowers to Borrower Representative's account #__________________ at __________________________.

          Borrower Representative[s] [does] [do] hereby further [certify] [certifies] that no Default or Event of Default has occurred and is continuing under the Loan Agreement, or would result from the making of the Loan requested hereby.

          Please deposit the funds requested hereby into Borrower
Representative's account in the manner and in the amount designated above.

                                       Very truly yours,

                                       [COMFORCE OPERATING, INC.]


                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________


                                       [UNIFORCE SERVICES, INC.]


                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________